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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Soliciting Material Pursuant to §240.14a-12
Westar Energy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 4, 2005

Dear Fellow Shareholder:

        We cordially invite you to the 2005 Annual Meeting of Shareholders of Westar Energy, Inc. The meeting is at 10:00 a.m., Central Daylight Saving Time, on Tuesday, May 17, 2005, in the Sunflower Ballroom at The Maner Conference Center (Kansas Expocentre), located at the southeast corner of Seventeenth Street and Western Avenue in Topeka, Kansas.

        At the meeting, we will elect four members of our board of directors and vote on the other matters set forth in the enclosed notice of the meeting and proxy statement. Upon the completion of the business matters to be conducted at the annual meeting, we will report on our business and our plans for the future.

        As explained in the "Additional Information" section of this proxy statement, our articles of incorporation provide a procedure for shareholders to nominate a person for election as a director and have such nominee's name appear on the ballot distributed at the annual meeting. Shareholders have until April 12, 2005 to notify us that they propose to nominate a director at this year's annual meeting. One of our shareholders has notified us that he plans to nominate a director at this year's annual meeting.

        YOUR VOTE IS IMPORTANT. We urge you to read this proxy statement carefully. Whether or not you plan to attend the annual meeting, please take time to vote as soon as possible by completing and mailing the enclosed proxy card or by using the telephone or Internet voting procedures.

        If you plan to attend the meeting, please check the appropriate box on your proxy card so we may plan appropriately.

        We extend our thanks for your continued investment in Westar Energy, Inc. and look forward to seeing you at the annual meeting.

Sincerely,

CHARLES Q. CHANDLER IV Chairman of the Board	JAMES S. HAINES, JR. Chief Executive Officer and President

HOW TO VOTE

        There are four ways you may vote, as explained in the detailed instructions on your proxy card. You may:

  •
  Proxy Card. Vote by completing and returning your proxy card in the enclosed envelope

  •
  Internet. Vote via the Internet by following the voting instructions on the proxy card

  •
  Telephone. Vote by calling the toll-free number on the proxy card

  •
  In Person at the Annual Meeting. Vote in person by attending the annual meeting

        If you vote by telephone or on the Internet, you do not need to return your proxy card. Please see the enclosed proxy card for more detailed information on how to vote your shares.

HOW TO NOMINATE A DIRECTOR

        You may nominate a director at the annual meeting of shareholders and have your nominee's name included on the ballot distributed at the meeting by providing our Corporate Secretary written notice of your intention to do so within the time limits prescribed in the Company's articles of incorporation. Your notice must include certain information regarding yourself and your nominee, including, among other items, the nominee's name, address, occupation and qualifications. Please see the "Additional Information" section of this proxy statement for more information regarding your ability to nominate directors and to bring other business before shareholder meetings.

        Additionally, the Nominating and Corporate Governance Committee of our Board of Directors will consider a candidate for director suggested by a shareholder. Please see the "Additional Information" section of this proxy statement for more information regarding your ability to submit director candidates to the Nominating and Corporate Governance Committee for its consideration.

ANNUAL MEETING ADMISSION

        Either an admission ticket or proof of ownership of Westar Energy stock, as well as a form of personal identification, must be presented in order to be admitted to the annual meeting. If you are a shareholder of record, your admission ticket is attached to your proxy card. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the annual meeting, or you may request an admission ticket in advance by contacting our Shareholder Services Department at (800) 527-2495 or (785) 575-6394 (in the Topeka area) or by e-mail at sharsvcs@wr.com. Each shareholder may be accompanied by one guest.

REDUCE MAILING COSTS

        If you share the same last name with other shareholders living in your household, you can help us reduce printing and mailing costs by electing to receive only one copy of our annual report and proxy statement. Please see the "Questions and Answers About the Meeting and Voting" section of this proxy statement for more information about "householding." Additionally, shareholders may help us to reduce printing and mailing costs further by opting to receive an e-mail notification providing a link to proxy materials via the Internet. Please indicate your consent to accessing future proxy materials via the Internet by checking the appropriate box on your proxy card or contacting our Shareholder Services Department at (800) 527-2495 or (785) 575-6394 (in the Topeka area) or by e-mail at sharsvcs@wr.com.

WESTAR ENERGY, INC.
818 South Kansas Avenue
Topeka, Kansas 66612

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date	10:00 a.m. (Central Daylight Saving Time) on Tuesday, May 17, 2005
Place	Sunflower Ballroom at The Maner Conference Center, Kansas Expocentre. The Maner Conference Center is located at the southeast corner of Seventeenth Street and Western Avenue in Topeka, Kansas.
Purpose	•	To elect four Class III directors to serve for a term of three years
	•	To approve an amendment to our articles of incorporation that changes the notice period for submitting shareholder proposals and shareholder nominees
	•	To ratify and confirm the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2005
	•	To vote on a shareholder proposal regarding a process for shareholders in attendance at the annual meeting to nominate a director, if presented at the meeting
	•	To conduct other business properly raised before the meeting and any adjournment or postponement of the meeting
Record Date	You may vote if you were a shareholder of record on March 25, 2005
Proxy Voting	Your vote is important. You may vote in person at the meeting or by proxy in one of three ways:
• by signing, dating and returning your proxy card in the enclosed envelope
• by calling the toll-free number on the enclosed proxy card
• via the Internet using instructions on the proxy card
On behalf of the Board of Directors,

Larry D. Irick Vice President, General Counsel and Corporate Secretary
Topeka, Kansas April 4, 2005

Ratification and Confirmation of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for 2005	28
Audit Fees	29
Audit Committee Pre-Approval Policies and Procedures	29
Shareholder Proposal	30
Proposal	30
Shareholder Supporting Statement	30
Our Response to the Shareholder Proposal	30
Additional Information	31
Section 16(a) Beneficial Ownership Reporting Compliance	31
Shareholder Proposals	31
Director Recommendations and Nominations	32
Annual Report to Shareholders	33
Other Business	33
No Incorporation by Reference	33
Questions	33
Notices and Requests	34
Appendix A—Corporate Governance Guidelines	A-1
Appendix B—Audit Committee Charter	B-1
Appendix C—Amendment to Articles of Incorporation	C-1

PROXY STATEMENT

        The board of directors of Westar Energy, Inc. (the "Company") is soliciting proxies for the 2005 Annual Meeting of Shareholders. This proxy statement and the accompanying proxy card contain information about the items you will vote on at the annual meeting. We began mailing these documents to shareholders on or about April 4, 2005.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Who may vote and how many votes do I have?

        Common and preferred shareholders of record at the close of business on March 25, 2005 may vote. As of that date there were outstanding and entitled to vote 86,405,168 shares of our common stock, 121,613 shares of our 4 1/2% series preferred stock, 54,970 shares of our 4 1/4% series preferred stock and 37,780 shares of our 5% series preferred stock. For each matter presented for vote, you have one vote for each share you own.

How do proxies work?

        The board of directors is asking for your proxy. Giving your proxy means you authorize the persons named as proxies to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director nominees. If you sign and return the proxy card but do not specify how to vote, the persons named as proxies will vote your shares as follows: (1) for our director nominees; (2) for the proposed amendment to our articles of incorporation that changes the notice period for submitting shareholder proposals and shareholder nominees; (3) for ratification and confirmation of Deloitte & Touche LLP as our independent registered public accounting firm for 2005; and (4) against the shareholder proposal relating to the process for shareholders in attendance at the annual meeting to nominate a director. We do not expect any other items to be presented at the meeting; however, your proxy will give discretionary authority to the persons named as proxies to vote on any other matters that may be brought before the meeting.

How do I vote?

        If you were a shareholder of record on March 25, 2005, there are four ways you may vote, as explained in the detailed instructions on your proxy card. You may:

  •
  vote by completing and returning your proxy card in the enclosed envelope

  •
  vote via the Internet by following the voting instructions on the proxy card

  •
  vote by calling the toll-free number on the proxy card

  •
  vote in person by attending the annual meeting

        Please follow the instructions on the proxy card for voting by one of these methods. Please help us save time and postage costs by voting through the Internet or by telephone. If your shares are held by a broker or other nominee, you will receive instructions from the broker or other nominee that you must follow in order to vote your shares. Whether you plan to attend the meeting or not, we encourage you to vote by proxy, telephone or the Internet as soon as possible.

Will anyone at the Company know how I vote?

        Corporate Election Services, Inc., the independent proxy tabulator we use, counts the votes and acts as the inspector of election for the annual meeting. Your individual vote will be kept confidential from our directors, officers and employees, unless you write opinions or comments on your proxy card.

In that case, a copy of your proxy card, excluding your voting instructions, will be sent to us so that we can respond, if appropriate, to the comment or question.

What does it mean if I receive more than one proxy card?

        You may receive more than one proxy card depending on how you hold your shares and how your shares are registered. If you hold shares through someone else, such as a bank or broker, you may also receive proxy materials from them asking how you want to vote. If you participate in our Direct Stock Purchase Plan or our Employees' 401(k) Savings Plan and the account names are exactly the same on each, you will receive one proxy card for all shares of common stock held in or credited to your accounts as of the record date. If the names on your accounts are different, you will receive more than one proxy card. We encourage you to have all accounts registered in the same name and address whenever possible. You can do this by contacting our Shareholder Services Department at (800) 527-2495 or (785) 575-6394 (in the Topeka area) or by e-mail at sharsvcs@wr.com.

        The plan trustee for the Employees' 401(k) Savings Plan will vote the Company shares credited to your account in accordance with the voting instructions provided on any applicable proxy card received from plan participants by May 11, 2005. The plan trustee will not vote your shares if you do not provide voting instructions.

        If you receive more than one proxy card, we encourage you to complete and return all proxy cards delivered to you to vote all shares registered to you.

Can I change my vote?

        You can revoke a proxy before the time for voting at the annual meeting in several ways:

  •
  by mailing a revised proxy card with a more recent date than the prior proxy (we must receive the revised proxy card before the meeting to be effective)

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  by voting again via the Internet

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  by notifying our Corporate Secretary in writing that you are revoking your proxy

        You may also revoke your proxy by voting in person at the annual meeting.

Who can attend the annual meeting?

        All shareholders who owned shares at the close of business on March 25, 2005, or their duly appointed proxies, may attend the meeting. Each shareholder may be accompanied by one guest. Registration will begin at 8:45 a.m., and seating will begin at 9:00 a.m. If you attend, you may be asked to present valid picture identification, such as a driver's license or passport. To avoid delays in gaining admittance to the meeting, registered shareholders should bring the "Admission Ticket" found at the top of the proxy card.

        Please note that if you hold your shares in "street name" (through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of March 25, 2005 and check-in at the registration table at the meeting.

What constitutes a "quorum" for the meeting?

        A quorum is necessary to conduct business at the meeting. A quorum requires the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the meeting. We count broker "non-votes" and abstentions as present for purposes of determining whether a quorum is present at the meeting.

What is a broker "non-vote"?

        If a broker holds your shares in street name and you fail to provide voting instructions to your broker, the broker has the discretion to vote your shares on routine matters, such as director elections and ratification of auditors, but not on non-routine matters, such as shareholder proposals. Broker "non-votes" occur when you fail to provide voting instructions to your broker for shares you hold through your broker. Broker "non-votes" and abstentions do not count in the voting results.

        The proposals to be acted upon at the annual meeting include both routine and non-routine matters. As a consequence, it is important that you provide voting instructions to your broker for shares you hold through your broker.

How many votes are needed?

        The director nominees receiving the greatest number of votes will be elected. Only votes "for" affect the outcome of director elections. For all other matters to be voted upon at the meeting, the affirmative vote of a majority of the shares present, in person or by proxy, at the meeting is necessary for approval. For these matters, abstentions and broker "non-votes" have the same effect as a vote "against" the proposals.

Who pays for the solicitation of proxies?

        We pay the cost of soliciting proxies. We retained Georgeson Shareholder Communications, Inc. to assist with the solicitation for an estimated fee of $9,500, plus reasonable out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders. In addition to the use of the mail, proxies may be solicited personally or by telephone or electronic media by our employees.

What is "householding"?

        Householding is a procedure that permits us, with your prior permission, to send a single set of our annual report and proxy statement to any household at which two or more shareholders reside. Each shareholder will continue to receive a separate proxy card for voting and attendance purposes. Householding reduces the volume of duplicate information you receive, as well as our expenses.

        Please contact our Shareholder Services Department at (800) 527-2495 or (785) 575-6394 (in the Topeka area) or by e-mail at sharsvcs@wr.com for more information on this important shareholder program.

Can I elect to access future proxy materials via the Internet?

        Yes. Shareholders can help us reduce printing and mailing costs by opting to access future proxy materials via the Internet. Please indicate your consent to accessing our proxy materials via the Internet by checking the appropriate box on your proxy card or contacting our Shareholder Services Department at (800) 527-2495 or (785) 575-6394 (in the Topeka area) or by e-mail at sharsvcs@wr.com.

ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

Directors and Nominees for Election as Directors

        Our articles of incorporation provide that the board of directors will have no less than seven nor more than fifteen directors, as determined from time to time by the board of directors. Our board of directors currently consists of ten directors divided into three classes (Class I, Class II and Class III), with the term of office of each class ending in successive years. At each annual meeting of shareholders, the directors constituting one class are elected for a three-year term. The terms of the directors in Class III expire with this meeting.

        Mollie H. Carter, Jerry B. Farley, James S. Haines, Jr. and Arthur B. Krause have been nominated for election as Class III directors. The persons named in the accompanying proxy will vote your shares for the election of these nominees unless you direct otherwise. Each nominee has consented to being named as a nominee and to serve if elected. While it is not expected that any of the nominees will be unable for any reason or unwilling for good cause to serve, if for any reason one or more are unable or unwilling to do so, the proxies will be voted for substitute nominees selected by our board of directors or the board of directors may reduce the number of directors.

Director Nominees
Class III—Term Expiring in 2008

        Mollie H. Carter, age 42, has served as our director since June of 2003. Employment Experience: Ms. Carter became president and chief executive officer of Sunflower Banks, Inc. on January 1, 2005. Sunflower Banks, Inc. is a banking institution located in Salina, Kansas. Ms. Carter is also vice president of Star A, Inc., a position she has held since 1997. Star A, Inc. is a family owned company with Kansas agricultural and other investment interests. Previously, she worked for ten years as a senior investment officer at John Hancock Mutual Life Insurance Company. Directorships: Ms. Carter is chairwoman of the board of directors of Sunflower Banks, Inc. In addition, she is a director of Archer-Daniels-Midland Company, a member of that company's audit committee and compensation and succession committee, and chairwoman of that company's nominating and corporate governance committee.

        Jerry B. Farley, age 58, has served as our director since October of 2004. Employment Experience: Since 1997, Mr. Farley has been president of Washburn University located in Topeka, Kansas. Previously, he was a vice president of the University of Oklahoma from 1989 to 1997 and a vice president of Oklahoma State University from 1986 to 1989. Directorships: Mr. Farley is a director and member of the audit, loan and trust committees of Commerce Bank and Trust in Topeka, Kansas.

        James S. Haines, Jr., age 58, has served as our director, chief executive officer and president since December of 2002. Employment Experience: Mr. Haines also holds an appointment as an adjunct professor and the Skov Professor of Business Ethics at the University of Texas at El Paso, a position he has held since January of 2002. From May 1996 to November 2001, Mr. Haines was president and chief executive officer of El Paso Electric Company, a public utility company located in El Paso, Texas. Between 1976 and 1996, Mr. Haines served in various executive positions for the Company and Kansas Gas and Electric Company, our wholly owned subsidiary.

        Arthur B. Krause, age 63, has served as our director since June of 2003. Employment Experience: Mr. Krause retired in 2002 as executive vice president and chief financial officer of Sprint Corporation, a global communications company, after serving in that position since 1988. Previously, he had served in various management and executive positions within the communications industry for twenty-two years. Directorships: Mr. Krause is a director and member of the audit committee for Call-Net Enterprises, a Canadian telecommunications company. He is also a director, member of the audit committee and chairman of the compensation committee for Inergy GP, LLC, the managing partner of a propane gas marketing and distribution business located in Kansas City, Missouri.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH OF THE ABOVE NOMINEES.

Continuing Directors
Class I—Term Expiring in 2006

        Charles Q. Chandler IV, age 51, has served as our director since December of 1999 and chairman of our board of directors since December of 2002. Employment Experience: Mr. Chandler has been chief executive officer of INTRUST Bank, N.A. since 1996 and president of INTRUST Financial Corporation since 1990. Both companies are financial institutions located in Wichita, Kansas. Previously, Mr. Chandler served in various executive capacities at those companies beginning in 1977. Directorships: Mr. Chandler is chairman of the board of INTRUST Bank, N.A. and a director of INTRUST Financial Corporation, the First National Bank of Pratt, Kansas, Wesley Medical Center in Wichita, Kansas, The Salvation Army, New Horizons Foundation and Navigators. He is also a trustee of the Kansas State University Endowment Foundation and chairman of the Wichita Collegiate School Board.

        R. A. Edwards, age 59, has served as our director since October of 2001. Employment Experience: Since 1981, Mr. Edwards has been the president and chief executive officer of First National Bank of Hutchinson and, since 1986, vice president of its parent corporation, First Kansas Bancshares of Hutchinson. Both companies are financial institutions located in Hutchinson, Kansas. From 1977 to 1981, Mr. Edwards served in various executive positions with Douglas County Bank, a financial institution located in Lawrence, Kansas. Directorships: Mr. Edwards is a director of First National Bank of Hutchinson, Douglas County Bank, First Kansas Bancshares of Hutchinson, Mitchellhill Seed Company and Kansas Philanthropics, Inc. He is a director and audit committee member of Data Center, Inc., a bank technology company located in Hutchinson, Kansas, and an advisory director and audit committee member of Kansas Natural Gas, Inc., an oil and gas production company located in Hays, Kansas. Mr. Edwards is a trustee of the University of Kansas Endowment Association, the Davis Foundation, the Hutchinson Community College Foundation and the Eisenhower Foundation.

        Sandra A.J. Lawrence, age 47, has served as our director since October of 2004. Employment Experience: Since January of 2004, Ms. Lawrence has been a senior vice president and treasurer of Midwest Research Institute, an independent, non-profit, contract research organization located in Kansas City, Missouri. From April of 2003 until November of 2004, Ms. Lawrence was the interim chief executive officer of Frontier Medical Research, LLC, a medical information technology company located in Prairie Village, Kansas. From October of 2000 until June of 2002, Ms. Lawrence was president and chief executive officer of Global Packaging Solutions, a packaging supplier in Olathe, Kansas, and from 1997 until October of 2000, she served in various positions, including vice president, at Gateway, Inc., a computer technology company. Directorships: Ms. Lawrence is chairwoman of the Greater Kansas City Community Foundation and a director and member of the finance and investment committee of the Hall Family Foundation. She is also a director of Dunn Industries, Inc., U.S. Bank National Association and Children's Mercy Foundation Board and a member of the Kansas City Mayor's Advisory Board.

Class II—Term Expiring in 2007

        B. Anthony Isaac, age 52, has served as our director since December of 2003. Employment Experience: Since 2000, Mr. Isaac has been president of LodgeWorks, L.P., a hotel management and development company based in Wichita, Kansas. Before helping to found LodgeWorks, Mr. Isaac served as president of the All-Suites Division of Wyndham Hotels and Resorts from 1998 to 2000.

Previously, Mr. Isaac had served in various executive positions within the hotel industry for seventeen years. Directorships: Mr. Isaac serves as a director, vice chairman, treasurer, and chairman of the finance committee for the Via Christi Regional Medical Center in Wichita, Kansas, and as secretary for the Wichita Collegiate School Board.

        Michael F. Morrissey, age 62, has served as our director since April of 2003. Employment Experience: Mr. Morrissey retired in September of 1999 after serving since 1982 as a partner of Ernst & Young LLP, an auditing and financial services firm. Mr. Morrissey had served in various other positions with Ernst & Young LLP from 1975 to 1982 and, prior to joining Ernst & Young LLP, he held various positions from 1970 to 1975 at Deloitte & Touche LLP, an auditing and financial services firm. Directorships: Mr. Morrissey is a director and chairman of the audit committee of the general partner of Ferrellgas Partners, LP, a propane gas marketing and distribution business located in Overland Park, Kansas. In addition, he is a director and chairman of the audit committee of Dunn Industries, Inc., a construction business located in Kansas City, Missouri. Mr. Morrissey is also special adviser to the audit committee of Dairy Farmers of America, a dairy cooperative located in Kansas City, Missouri.

        John C. Nettels, Jr., age 48, has served as our director since March of 2000. Employment Experience: Mr. Nettels has been a partner of the law firm of Stinson Morrison Hecker LLP, located in Overland Park, Kansas, since 2002. He was a partner with the law firm of Morrison & Hecker LLP from 1994 to 2002 and an associate with that firm from 1985 to 1994.

Board of Directors' Responsibilities

        The board of directors' primary responsibility is to seek to maximize long-term shareholder value. The board of directors selects senior management of the Company, monitors management's and the Company's performance and provides advice and counsel to management. Among other things, at least annually, the board of directors reviews the Company's business strategy and approves a budget for the Company. In fulfilling the board of directors' responsibilities, directors have full access to the Company's management, internal and external auditors and outside advisers.

Corporate Governance Matters

        General.    The board of directors and management are strongly committed to maintaining strong corporate governance practices that allocate rights and responsibilities among the board of directors, management and our shareholders in a manner that benefits the long-term interests of our shareholders. Accordingly, the Company's corporate governance practices are designed not just to satisfy regulatory requirements, but also to provide for effective oversight and management of the Company.

        The Nominating and Corporate Governance Committee engages in a regular process of reviewing the Company's corporate governance practices, including comparing the Company's practices with those recommended by various corporate governance authorities, the expectations of our shareholders and the practices of other leading public companies. The Nominating and Corporate Governance Committee also regularly reviews the Company's corporate governance practices in light of proposed and adopted laws and regulations, including the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), the rules of the Securities and Exchange Commission ("SEC") and the rules and listing standards of the New York Stock Exchange ("NYSE").

        As a result of this review process, in December 2003 the board of directors adopted and published Corporate Governance Guidelines detailing our governance practices and policies, adopted and published on our Internet website at www.wr.com charters for all of the standing committees of the board of directors, adopted independence standards for directors, and formalized the existing practice of outside directors meeting regularly without management present.

        Recent Developments.    As a result of the board of directors' assessment of its current composition in light of the Company's current and expected business needs, on October 20, 2004, Sandra A.J. Lawrence and Jerry B. Farley were appointed to our board of directors as Class I and Class III directors, respectively. Each of these individuals were recommended for election and nominated by the Nominating and Corporate Governance Committee. As a result of these additions to our board of directors, the Nominating and Corporate Governance Committee also reviewed the current composition of each committee of the board of directors and proposed certain changes in light of the Company's current needs and each director's qualifications, skills and interests. The committee also proposed that the chairman of the board not serve on any committees of the board of directors. This proposal was intended to allow the chairman of the board a greater ability to attend those committee meetings that he deems appropriate or as requested by the chair of a committee. These proposals were approved by the board of directors.

        Independence.    The board of directors has determined that all of the members of the board of directors, except Mr. Haines, are independent. This determination was made using our independence standards, which are based on the standards for independence established by the NYSE. Our independence standards include categorical standards to assist our board of directors in determining whether directors with some direct or indirect relationship are independent. A director who meets one of the categorical standards is presumed to be independent absent an affirmative determination to the contrary by the Nominating and Corporate Governance Committee. Additionally, the board of directors has determined that all members of the standing committees of our board of directors meet all applicable independence tests of the NYSE and the SEC. Our independence standards are attached as Annex A to our Corporate Governance Guidelines, which are attached as Appendix A to this proxy statement and are also available from our Corporate Secretary and on our Internet website at www.wr.com.

        Certain Relationships with Directors.    During 2004, we obtained legal services from the law firm of Stinson Morrison Hecker LLP, where John C. Nettels, Jr. is a partner. The board of directors has determined that these services were provided to the Company on terms typical for firms not affiliated with any directors and that the total billings for such services were not material to the Company and do not exceed the limits set forth in the categorical standards for independence adopted by the board of directors. Considering these factors and based on our independence standards and those of the NYSE, the board of directors has determined that Mr. Nettels is independent.

        Communications with Directors.    You may contact our board of directors, a committee of our board of directors, or an individual director by writing to them at Westar Energy, Inc., 818 S. Kansas Avenue, Topeka, Kansas 66612, Attention: Corporate Secretary. All communications will be compiled by the Corporate Secretary and submitted to the board of directors, the chairman of the appropriate committee of the board of directors or an individual director, as applicable. Communications that are unrelated to the duties and responsibilities of the board of directors will not be distributed to the directors, but will be available to any director upon request. The Corporate Secretary will take additional action or respond to letters in accordance with instructions from the relevant director.

        Code of Ethics.    We have adopted a code of ethics that applies to all of our employees, including our chief executive officer, chief financial officer and controller. Our Code of Business Conduct and Ethics is available, without charge, from our Corporate Secretary and made available on our Internet website at www.wr.com. We intend to post on our Internet website any amendments to, or waivers from, our Code of Business Conduct and Ethics that apply to our chief executive officer, chief financial officer or controller within five business days of the date of the amendment or waiver.

Board Meetings and Committees of the Board of Directors

        Board Meetings.    Our board of directors met twelve times during 2004. All directors attended at least 97.6% of the total number of board and committee meetings held while they served as a director or member of a standing committee in 2004. All but one of the directors who served on the board at the time of the 2004 annual meeting attended the 2004 Annual Meeting of Shareholders. All directors are expected to attend the 2005 Annual Meeting of Shareholders.

        We have four standing committees of the board of directors: the Audit Committee, the Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The charter for each committee is available, without charge, from our Corporate Secretary and made available on our Internet website at www.wr.com. The Audit Committee charter is also attached as Appendix B to this proxy statement. The chairman of each committee is recommended by the Nominating and Corporate Governance Committee and approved by the board of directors.

        As noted above, each committee charter is available from our Corporate Secretary or on our Internet website, but the following is a brief summary of each committee's responsibilities.

        Audit Committee.    The committee oversees the integrity of our financial statements and the performance of our internal audit and compliance function, reviews our policies and practices with respect to risk assessment and risk management, including discussing with management our major financial risk exposures and the steps that have been taken to monitor and control such exposures, and serves as our "qualified legal compliance committee" and in that role reviews any report made directly, or otherwise made known, to the committee by an attorney representing our company or our subsidiaries of a material violation of federal or state law. The committee has the sole responsibility for the retention, compensation and oversight of the firm of independent registered public accountants that audits our financial statements and for approving non-audit services performed by our independent registered public accountants. The committee reviews with the independent registered public accountants the scope and results of their audits, as well as our accounting procedures, internal controls and accounting and financial reporting policies and practices, and makes reports and recommendations to the board of directors as it deems appropriate. The committee also determines whether management has established a system to promote the accuracy and completeness of our financial statements and other publicly disclosed information. No member of the committee serves on the audit committee of more than three public companies. The authority and responsibilities of the committee are more fully set forth in the Audit Committee Charter.

        The chairman of the committee is Mr. Morrissey. The other members of the committee are Mr. Edwards, Mr. Farley and Mr. Krause. Mr. Farley was appointed to the committee on November 23, 2004. The board of directors has determined that each of the members of the committee meets the experience and independence requirements of the rules of the NYSE and the Sarbanes-Oxley Act. The board of directors has determined that at least one member of the committee possesses the qualifications of an audit committee financial expert as defined in the Sarbanes-Oxley Act and has designated Mr. Morrissey as that expert. The committee held nine meetings during 2004.

        Finance Committee.    The committee assists us in effectively managing our financial affairs, including the establishment of appropriate capital and operating budgets, financial forecasts and dividend policies. The committee also assists in evaluating financial and other business transactions. The authority and responsibilities of the committee are more fully set forth in the Finance Committee Charter.

        The chairman of the committee is Mr. Krause. The other members of the committee are Ms. Carter and Mr. Isaac. Mr. Morrissey served on the committee for a portion of 2004. The committee held ten meetings in 2004.

        Compensation Committee.    The committee reviews our compensation and benefits policies generally, evaluates senior executive performance, reviews our management succession plan, reviews and approves compensation and benefits for our senior executives, subject to ratification by the board of directors, and produces the report on executive compensation included in our proxy statement. The authority and responsibilities of the committee are more fully set forth in the Compensation Committee Charter.

        The chairman of the committee is Ms. Carter. The other members of the committee are Mr. Isaac, Ms. Lawrence and Mr. Morrissey. Ms. Lawrence and Mr. Morrissey were appointed to the committee on November 23, 2004. Mr. Chandler served on the committee for a portion of 2004. The committee held six meetings during 2004.

        Nominating and Corporate Governance Committee.    The committee identifies, reviews and recommends nominees for election to our board of directors, recommends directors for appointment to committees, recommends procedures through which director independence may be determined, oversees the evaluation of director performance and compensation, develops and recommends corporate governance guidelines to the board of directors and oversees compliance with our Corporate Governance Guidelines and our Code of Business Conduct and Ethics. Our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are available from our Corporate Secretary and made available on our Internet website at www.wr.com. The authority and responsibilities of the committee are more fully set forth in the Nominating and Corporate Governance Committee Charter.

        The committee considers many factors in evaluating prospective candidates or current directors for nomination or re-nomination to the board of directors. The committee assesses the current composition of the board of directors and whether the background, knowledge, experience and diversity of the current members are sufficient to effectively oversee our affairs. In light of this assessment the committee considers the personal characteristics and background of prospective candidates or current directors, including, among other factors, their character, reputation for personal integrity and adherence to the highest ethical standards, business acumen and judgment and senior leadership experience with a record of increasing levels of responsibility in business or industry. The prior performance of current directors is considered when evaluating them for re-election.

        The committee may employ an executive search firm from time to time to assist in the identification and recruitment of new directors. Mr. Farley and Ms. Lawrence were selected by the committee from numerous candidates identified by an executive search firm used by the committee in 2004.

        The committee will consider a candidate for director suggested by a shareholder by applying the criteria described above and the independence standards attached as Annex A to our Corporate Governance Guidelines. If nominated, we will identify the candidate and the shareholder (or group of shareholders) recommending the candidate in our next proxy statement. If a shareholder wishes the committee to consider an individual as a candidate for election to the board of directors, the shareholder must submit a proper and timely request as specified in the "Submitting Director Recommendations to the Nominating and Corporate Governance Committee" section on page 32 of this proxy statement.

        The chairman of the committee is Mr. Nettels. The other members of the committee are Mr. Edwards, Mr. Farley and Ms. Lawrence. Mr. Farley and Ms. Lawrence were appointed to the committee on November 23, 2004. Mr. Morrissey served on the committee for a portion of 2004. The committee held eight meetings in 2004.

        Litigation Evaluation Committee.    In October 2003, a special committee of the board of directors was formed to investigate the allegations raised in a shareholder derivative complaint filed on April 18, 2003, "Mark Epstein vs David C. Wittig, Douglas T. Lake, Charles Q. Chandler IV, Frank J. Becker,

Gene A. Budig, John C. Nettels, Jr., Roy A. Edwards, John C. Dicus, Carl M. Koupal, Jr., Larry D. Irick and Cleco Corporation, defendants, and Westar Energy, Inc., nominal defendant, Case No. 03-4081-JAR," and any other similar shareholder derivative complaints or shareholder demand letters that the Company may receive to assess whether there is any merit to the allegations contained in such derivative complaints or demand letters. If the committee concludes that there may be merit to any of the allegations contained in such derivative complaints or demand letters, the committee will further assess whether it is in the Company's best interest to pursue litigation against the persons named in the derivative complaints or demand letters or any other persons not named in the derivative complaints or demand letters. The committee is authorized to take any and all action, including settlement or other disposition of any such claims. The chairman of the committee is Mr. Krause. The other members of the committee are Ms. Carter and Mr. Morrissey.

        Executive Sessions.    Executive sessions, or meetings of our non-employee directors without management present, are held at each regularly scheduled meeting of the board of directors. These sessions are chaired by Mr. Chandler and may be scheduled by any non-management director.

Compensation of Directors

        Directors who are our employees do not receive additional compensation for their services as a director. In 2004, the Nominating and Corporate Governance Committee proposed modifications to the terms of compensation payable to non-employee directors beginning in 2005. The proposed modifications resulted from the committee's review of our directors' roles and responsibilities and a study regarding director compensation prepared by an independent consulting firm. The study included market data regarding the compensation provided to directors at comparably sized companies and recommended modifications to our current compensation package.

        Among other changes, the committee proposed that, as a result of the increased workload and broad-based responsibilities of the chairman of the board and the chairman of the Audit Committee, each receive an increase in their annual compensation. The committee also proposed that non-employee directors receive a fixed number of shares of the Company's common stock. In 2004, the number of shares of common stock and restricted share units awarded to each non-employee director was determined based on the then-current market price of the Company's common stock. The modifications proposed by the committee were approved by our board of directors.

        The following table sets forth the compensation that our non-employee directors received during 2004 and the compensation that will be paid to our non-employee directors in 2005.

Compensation of Non-Employee Directors

	2004		2005
Cash Compensation:
Annual Retainer
Chairman of the board	$20,000		$35,000
All other non-employee directors	$20,000		$20,000
Annual Retainer for Committee Chairs
Chairman of the Audit Committee	$4,000		$8,000
All other committee chairs	$4,000		$5,000
Board Meeting Attendance Fee	$1,200	(1)	$1,200	(1)
Committee Meeting Attendance Fee	$1,000	(1)	$1,000	(1)
Stock Compensation:
Annual Stock Award	(Shares)		(Shares)
Chairman of the board	914		4,000
All other non-employee directors	914		2,000
Annual Restricted Share Unit Award, vesting ratably over three years	(Restricted Share Units)		(Restricted Share Units)
Non-employee directors	936		—

(1)
During 2004, directors received a fee of $500 for each telephonic meeting of the board of directors or a committee of the board of directors. In 2005, directors will be paid a meeting fee for any substantive meeting (whether in person or by telephone) at which a course of action or issue is considered.

        Non-employee directors have the right to convert cash compensation into shares of our common stock in accordance with the provisions of our 1996 Long Term Incentive and Share Award Plan and to defer payment of cash or stock compensation in accordance with the provisions of our Non-Employee Director Deferred Compensation Plan. We reimburse directors for travel and other out-of-pocket expenses incurred by them that are incidental to attending meetings. We also reimburse directors for reasonable expenses relating to ongoing director education. Non-employee directors are eligible to participate in our matching gift program on the same terms as our employees. Under this program, we will match on a dollar-for-dollar basis charitable contributions to Kansas colleges and universities made by directors, employees and their spouses up to $1,000 per household each year. In addition, the Company provides liability insurance for its directors and officers.

Non-Employee Director Stock Ownership

        The board of directors has adopted a policy that non-employee directors are encouraged to own a minimum number of shares of our common stock equal to three times the number of shares included in the most recent annual grant of shares to non-employee directors. The minimum number of shares for the chairman of the board is the same as the number of shares for the other non-employee directors. Non-employee directors may accumulate the number of shares necessary to meet the minimum stock ownership level during the first three years after becoming a director.

        The Company also expects all directors to comply with all federal, state and local laws regarding trading in securities of the Company and disclosing material, non-public information regarding the Company, and the Company has procedures in place to assist directors in complying with these laws.

Board of Directors' Self-Evaluation

        The board of directors conducts a self-evaluation of its performance annually. The evaluation includes a review of the board's composition, responsibilities, structure, processes and effectiveness. Each committee of the board of directors conducts a similar self-evaluation with respect to such committee.

Director Orientation and Education

        Each individual, upon joining the board of directors, is provided with an orientation regarding the role and responsibilities of the board of directors and the Company's operations. As part of this orientation, new directors have opportunities to meet with members of our senior management. The Company and the board of directors are also committed to the ongoing education of our directors. From time to time, our officers and the heads of our business groups make presentations to the board of directors regarding their respective areas. Moreover, our directors are encouraged to attend annually at least one director education program.

AUDIT COMMITTEE REPORT

        The Audit Committee of the board of directors (the "Committee") is composed entirely of directors who are independent under the NYSE listing standards. In addition, at least one of the members has accounting or related financial management experience required under the NYSE listing standards. The Committee operates under a written charter adopted by the board of directors, a copy of which is available from the Company's Corporate Secretary and made available on the Company's Internet website at www.wr.com. As required by the charter, the Committee reviews and reassesses the charter annually and recommends any changes to the board of directors for approval.

        During 2004, at each of its regularly scheduled meetings, the Committee met with the senior members of the Company's financial management team, the Company's Vice President, Corporate Compliance and Internal Audit and the Company's independent registered public accounting firm. The Committee's agenda is established by the Committee's chairman and the Vice President, Corporate Compliance and Internal Audit. The Committee had private sessions at each of its regularly scheduled meetings with the Company's independent registered public accounting firm and, separately, had private sessions with the Vice President, Corporate Compliance and Internal Audit and senior members of the Company's financial management team, at which candid discussions of financial management, accounting and internal control issues took place.

        Under the Committee's charter, the Committee has the responsibility to, among other tasks, monitor and provide oversight of management's preparation of the Company's financial statements and management's performance in establishing and maintaining an appropriate system of internal controls related to the financial reporting process. The Committee also has the responsibility to review the qualifications, independence and performance of the Company's independent registered public accounting firm. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company's financial statements with accounting principles generally accepted in the United States of America. This opinion is based on an audit conducted by the independent registered public accounting firm in accordance with auditing standards generally accepted in the United States of America. During 2004, the Company's independent registered public accounting firm was Deloitte & Touche LLP.

        In performing its functions, the Committee acts only in an oversight capacity and relies necessarily on the work and assurances provided to it by management and on opinions made to it by the Company's independent registered public accounting firm in its report. Accordingly, the oversight provided by the Committee should not be considered as providing an independent basis for determining that management has established and maintained appropriate internal controls related to the financial reporting process, that the financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, or that the audit of the Company's financial statements by the independent registered public accounting firm has been carried out in accordance with auditing standards generally accepted in the United States of America.

        In fulfilling its responsibilities for the year ended December 31, 2004, the Committee has met with the Company's management, the Company's Vice President, Corporate Compliance and Internal Audit and the Company's independent registered public accounting firm to review the audited financial statements that are included in the Annual Report on Form 10-K for the year ended December 31, 2004, including a discussion of the reasonableness of significant accounting judgments and estimates, the overall quality and adequacy of the Company's internal controls over financial reporting, and the organizational structure and responsibilities of the Company's internal audit function.

        The Committee discussed with the independent registered public accounting firm matters required to be discussed by the auditor with the Committee under Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees), and other regulations. The Committee received and discussed with the independent registered public accounting firm its annual written report on the auditor's independence from the Company and its management, which is made under Rule 3600T of the Public Company Accounting Oversight Board, which adopted on an interim basis Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee considered whether the non-audit services provided by the independent registered public accounting firm to the Company during 2004 were compatible with the auditor's independence.

        The Committee has appointed Deloitte & Touche LLP to act as the Company's independent registered public accounting firm and to examine the Company's financial statements, and those of its subsidiaries, for the year ended December 31, 2005. The Committee's selection of Deloitte & Touche LLP took into account the Committee's review of Deloitte & Touche LLP's qualifications as the independent registered public accounting firm for the Company. In addition, the review included matters required to be considered under Securities and Exchange Committee rules on auditor independence, including the nature and extent of non-audit services. In the Committee's business judgment, the nature and extent of non-audit services performed by Deloitte & Touche LLP during 2004 did not impair the firm's independence.

        In reliance on the reviews and discussions detailed in this report and the report of the independent registered public accounting firm, the Committee has recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and that such report be filed with the Securities and Exchange Commission.

                      The Audit Committee

                      Michael F. Morrissey, Chairman
                      R.A. Edwards
                      Jerry B. Farley
                      Arthur B. Krause

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the board of directors (the "Committee") establishes the compensation of the Company's executive officers, including the chief executive officer and president and the other named executive officers in the compensation table. The Committee consists entirely of independent directors who are not officers or employees of the Company. The Company's standards for director independence are set forth in the Company's Corporate Governance Guidelines. The Committee's charter and the Corporate Governance Guidelines are posted on the Company's Internet website at www.wr.com.

Compensation Philosophy

        The Company's executive compensation program consists of base salaries and long-term incentive compensation and is designed to:

  •
  retain executive officers by paying them competitively, motivate them to contribute to the creation of shareholder value, and foster a team orientation toward the achievement of business objectives;

  •
  align the interests of executive officers with those of shareholders by linking a substantial portion of each executive officer's potential compensation to the creation of shareholder value as reflected in stock price appreciation; and

  •
  encourage significant ownership of Company common stock by executive officers.

Total Compensation

        Total compensation for executive officers consists of base salary and a long-term incentive in the form of an award of restricted share units (which includes associated dividend equivalents), as discussed in more detail later in this report. The Company targets total compensation for executive officers to approximate the median level of total compensation in the national market for persons holding similar positions at comparably sized utilities. However, the long-term incentive is designed to provide total compensation that exceeds the market median if there is significant appreciation in the price of the Company's common stock following the date of an award. Targeted compensation may be adjusted to reflect the responsibilities of an individual executive officer relative to the responsibilities associated with a position in the market data, the experience of an individual executive officer, or the Committee's or senior management's subjective evaluation of the contribution of an individual executive officer as well as the appropriateness of the compensation of an individual executive officer relative to the compensation of other executive officers.

        Executive officers also participate in employee benefit programs available to all of the Company's non-union employees, including the employees' 401(k) savings plan, medical, dental and life insurance programs, and a defined benefit or cash balance retirement plan, which is described elsewhere in this proxy statement. Executive officers do not receive any other "perquisites" such as car allowances, discretionary allowances, reimbursement of personal expenses, personal use of aircraft or country club memberships (except that the Company pays for one country club membership for the executive officer with responsibility for public affairs). The Company does not provide a supplemental retirement plan for executive officers, although five officers participated in a former plan under which four have vested benefits and one continues to accrue benefits. This plan is described elsewhere in this proxy statement. The Company does not have a deferred compensation plan for cash compensation paid to executive officers. Executive officers are permitted to defer for certain periods the receipt of shares of common stock that would otherwise be issued upon the vesting of restricted share units. No executive officer receives compensation from any subsidiary of the Company.

        The Company's executive compensation program does not include an annual short-term cash incentive. The Company believes executive officers are incented by the potential for price appreciation in the installments of restricted share units that vest annually.

        The total compensation of three of the Company's named executive officers was established when they accepted employment with the Company. James S. Haines, Jr., the Company's chief executive officer and president, and William B. Moore, the Company's executive vice president and chief operating officer, joined the Company in December 2002, and Mark A. Ruelle, the Company's executive vice president and chief financial officer, joined the Company in January 2003.

        In April 2003, the board of directors comprehensively reviewed the Company's compensation for the other executive officers. The board of directors considered a study prepared by an independent human resources consulting firm and management analysis of market data from other external sources of compensation for executive officers of comparably sized regulated utilities and energy companies. Based upon this review, the board of directors approved adjustments to the compensation of the other executive officers, including Douglas R. Sterbenz, Senior Vice President, Generation and Marketing, and Larry D. Irick, Vice President, General Counsel and Corporate Secretary.

        The compensation for executive officers is set forth in letter agreements with terms of two to four years and other customary provisions regarding termination, indemnification, non-solicitation, non-disparagement and the protection of confidential information. The letter agreements with Mr. Haines, Mr. Moore, Mr. Ruelle and Mr. Sterbenz have terms of fours years. The letter agreement with Mr. Irick has a term of three years. The letter agreements do not provide for increases in base salary or additional awards of restricted share units during the term of the agreement. Accordingly, there was no increase in the compensation of any of the executive officers, including the named executive officers, in 2004.

        The Committee met in executive session to evaluate the performance of Mr. Haines relative to performance goals established at the beginning of 2003. The Committee met with Mr. Haines to evaluate the performance of all of the other executive officers relative to individual performance goals established at the beginning of 2003.

Total Cash Compensation

        The total cash compensation for executive officers consists of base salary and dividend equivalents on restricted share units. Base salary is targeted to the median level of base salary in the national market for persons holding similar positions at comparably sized utilities. The total cash compensation for executive officers is typically less than the median level of total cash compensation in the national market for persons holding similar positions at comparably sized utilities because the Company's executive compensation program does not include an annual short-term cash incentive. Targeted total cash compensation may be adjusted to reflect the experience, responsibilities or contributions of an individual executive officer. In 2004 there was no change in the base salary of any of the executive officers, including the named executive officers, because the base salary is fixed for the term of each executive officer's letter agreement.

Long-Term Incentives

        The Company awards long-term incentive compensation in the form of restricted share units to executive officers, including the named executive officers, and other key employees who are in a position to affect the Company's long-term success through the formation and execution of its business strategies. Dividend equivalents are paid on restricted share units from the date of grant. Dividend equivalents are equal in amount to the dividends that are paid on a share of common stock. The Company believes restricted share units: (1) focus officers' efforts on performance that will create shareholder value and increase the price of the Company's common stock; (2) align the interests of management with those of the Company's shareholders; (3) provide a competitive long-term incentive opportunity; and (4) provide a retention incentive for key employees.

        Each of the executive officers of the Company, including the named executive officers, received an award of restricted share units upon joining the Company or when compensation was adjusted in 2003. The restricted share units vest annually in various increments on each anniversary of the grant date, subject to the officer continuing to be employed by the Company on each anniversary date. The number of restricted share units awarded and the vesting period vary by position. They were set at levels and periods to provide officers annual total compensation, consisting of total cash compensation, the value of the portion of the restricted share unit award that vests annually and associated dividend equivalents, that approximates the median level of total compensation in the national market for similar positions at comparably sized utilities. Awards of restricted share units were valued based upon the closing price of the Company's common stock near the date of grant. The awards are designed to provide total compensation that exceeds the market median if there is significant appreciation in the price of the Company's common stock following the date of grant. Restricted share units and dividend equivalents also vest if an officer's employment is terminated by the Company other than for cause, or by the officer for good reason or within 90 days following a change in control of the Company.

Stock Ownership

        In 2004, the Company did not have formal minimum stock ownership requirements for its executive officers; however, an executive officer may not, during the term of his or her employment agreement, sell shares received upon the vesting of restricted share units, except to pay taxes related to the vesting, without the prior approval (not to be unreasonably withheld) of the board of directors in the case of a sale by Mr. Haines and without the prior approval (not to be unreasonably withheld) of Mr. Haines in the case of a sale by any other executive officer.

Tax Deductibility of Compensation

        Under Section 162(m) of the Internal Revenue Code, the Company may not deduct certain forms of compensation in excess of $1 million paid to any of the named executive officers. Certain performance-based compensation is specifically exempt from the deduction limit. The Committee considers deductibility of compensation for federal income tax purposes in structuring the Company's executive compensation program; however, the Committee does not design compensation programs solely for tax purposes to maintain flexibility in compensating executive officers in a manner designed to promote varying goals of the Company. In 2004, the Company offered Mr. Haines and Mr. Moore the ability to defer, and they elected to defer, receipt of shares of the Company's common stock that will be earned by them in 2005 and 2006 as a result of the vesting of restricted share units. Mr. Haines also elected to defer the dividend equivalents payable on the shares that he deferred. In the event Mr. Haines or Mr. Moore had not elected to defer these shares and, in Mr. Haines' case, the related dividend equivalents, so that their aggregate compensation in 2005 and 2006 would not exceed $1 million, some of the compensation the Company otherwise would have paid to them may not have been deductible under Section 162(m).

Chief Executive Officer—James S. Haines, Jr.

        Mr. Haines has served as chief executive officer and president of the Company since December 6, 2002. He receives an annual base salary of $750,000, which is fixed for the four-year term of his letter agreement. He also received a grant of 250,000 restricted share units (and associated dividend equivalents) when his employment commenced. The restricted share units vest in one-fourth increments on each anniversary of his start date subject to his continuing to be employed by the Company on each anniversary date. One-fourth of the restricted share units vested on December 6, 2003 and another one-fourth vested on December 6, 2004. The restricted share units were intended to provide

Mr. Haines a significant long-term incentive opportunity in the event of appreciation in the Company's common stock price from the stock price at the time of the award. Mr. Haines does not receive any additional cash or stock compensation during the term of his employment agreement, except for compensation arising from discounts received on shares purchased pursuant to the Company's Employee Stock Purchase Plan, which has been discontinued. See "Employment Contracts" for a description of other terms of Mr. Haines' letter agreement with the Company.

                      The Compensation Committee

                      Mollie H. Carter, Chairman
                      B. Anthony Isaac
                      Sandra A.J. Lawrence
                      Michael F. Morrissey

BENEFICIAL OWNERSHIP OF VOTING SECURITIES

Certain Beneficial Owners of Common Stock

        The following table sets forth certain information regarding beneficial ownership of our common stock as of March 25, 2005 by each person who is known by us to own beneficially more than 5% of the outstanding shares of common stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Mario J. Gabelli(1) One Corporate Center Rye, NY 10580	5,070,909	5.89	%(2)

(1)
As reported in a Schedule 13D/A filed jointly with the SEC on May 26, 2004, by Mr. Gabelli, Gabelli Asset Management, Inc., Gabelli Funds, LLC, GAMCO Investors, Inc., and Gabelli Group Capital Partners, Inc. Mr. Gabelli directly or indirectly controls, or acts as the chief investment officer for, each of the reporting entities and is deemed to have beneficial ownership of the securities owned by each entity.

(2)
Based on the number of shares of our common stock outstanding on March 25, 2005.

Security Ownership of Management

        The following information relating to the ownership of shares of our common stock is furnished with respect to each of our current directors and named executive officers individually, and with respect to our current directors and executive officers as a group, as of the record date.

	Amount and Nature of Beneficial Ownership(1)
	Shares		Restricted Share Units		Total		Percent of Class
Outside Directors
Mollie H. Carter	4,425		1,024		5,449		*
Charles Q. Chandler IV	14,722		1,258		15,980		*
R.A. Edwards	25,048	(2)	1,258		26,306		*
Jerry B. Farley	2,185		187		2,372		*
B. Anthony Isaac	3,365		675		4,040		*
Arthur B. Krause	6,080	(3)	1,024		7,104		*
Sandra A.J. Lawrence	2,183		187		2,370		*
Michael F. Morrissey	4,598		1,323		5,921		*
John C. Nettels, Jr.	18,224	(4)	1,258		19,482		*
Management
James S. Haines, Jr.	83,981		125,000		208,981		*
Larry D. Irick	29,245	(5)	36,000		65,245		*
William B. Moore	57,168		83,532		140,700		*
Mark A. Ruelle	39,706		62,500		102,206		*
Douglas R. Sterbenz	50,549		93,750		144,299		*
All directors and executive officers as a group (19 individuals)	439,082	(6)	472,376	(7)	911,458	(8)	1.06%

*
Represents less than 1% of our outstanding common stock.

(1)
Includes beneficially owned shares held in employee savings plans and the Employee Stock Purchase Plan, and shares deferred under the Long Term Incentive and Share Award Plan, the stock for compensation program and the Non-Employee Director Deferred Compensation Plan. No director or named executive officer owns any of our equity securities other than our common stock.

(2)
Includes 2,041 shares of our common stock that are held by Mr. Edwards' spouse. These shares are not subject to Mr. Edwards' voting or investment power.

(3)
Includes 3,768 shares of our common stock that are held in a trust of which Mr. Krause's spouse is the trustee and Mr. Krause is the beneficiary.

(4)
Includes 500 shares of our common stock held in a trust in which Mr. Nettels has shared investment and voting power.

(5)
Includes 887 shares of our common stock held by Mr. Irick's spouse. These shares are not subject to Mr. Irick's voting or investment power.

(6)
Includes 97,603 shares of our common stock held by five other executive officers and shares referred to in items (2) through (5) above.

(7)
Includes 63,400 restricted share units held by five other executive officers.

(8)
Includes 161,003 total shares held by five other executive officers.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets for the compensation of our named executive officers for the last three completed fiscal years.

Summary Compensation Table

		Annual Compensation			Long-term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other annual compensation ($)(1)	Restricted stock awards ($)(2)	All other compensation ($)(3)
James S. Haines, Jr. Chief Executive Officer and President	2004 2003 2002	750,000 750,000 50,000	— — 50,000	— — —	— — 2,902,500	114,185 189,358 68,795
William B. Moore Executive Vice President and Chief Operating Officer	2004 2003 2002	400,000 400,000 9,722	— — —	12 53 18,367	— — 1,542,750	170,165 170,011 171,884
Mark A. Ruelle Executive Vice President and Chief Financial Officer	2004 2003	275,000 265,625	— —	— —	— 1,306,250	6,617 119,915
Douglas R. Sterbenz Senior Vice President, Generation and Marketing	2004 2003 2002	275,000 302,037 359,100	— — 306,757	1,104 1,193 1,500	— 1,757,500 765,270	6,579 6,467 2,615
Larry D. Irick Vice President, General Counsel and Corporate Secretary	2004 2003 2002	175,000 172,627 147,300	— — 58,250	— —	— 726,300 98,635	5,649 3,946 3,516

(1)
Other annual compensation in 2004 consists of the value of discounts received on shares purchased through the reinvestment of dividends paid on shares held under a stock for compensation program that has been discontinued.

(2)
In 2002 and 2003, we awarded our named executive officers restricted share units linked to shares of our common stock. The reported dollar value of restricted share units is equal to the total number of restricted share units granted to the named executive officer multiplied by the closing price of our common stock on the date of grant. Grants occurred on various dates. This value may not represent the ultimate value of the restricted share units to the officer or us since the value of our common stock is subject to change. Restricted share units awarded to the named executive officers vest ratably in equal increments over a period of three to four years and require the continued employment of the officer until vesting unless the officer's employment is terminated by us without cause, by the officer for good reason or within 90 days following a change of control. Vesting of the restricted share units awarded to Mr. Sterbenz and Mr. Irick in 2003 is also subject to the satisfaction of certain stock price performance requirements. Dividend equivalents are paid on restricted share units from the date of grant in an amount equal to the dividends paid on an equal number of shares of our common stock from the date of grant. Please see the "Employment Contracts" and "Compensation Committee Report" sections of this proxy statement for additional information about restricted share unit awards.

  The aggregate number of restricted share units linked to shares of our common stock held by each of the named executive officers as of December 31, 2004, the market value of these restricted share units as of that date and the dividend equivalents received by each of the named executive officers in 2004 with respect to restricted share units linked to our common stock are indicated in the table below. The market value is based on the closing price of our common stock on December 31, 2004 of $22.87 per share.

Name	Restricted Share Units	Market Value ($)	Dividend Equivalents ($)
James S. Haines, Jr.	125,000	2,858,750	142,500
William B. Moore	117,907	2,696,533	115,531
Mark A. Ruelle	93,750	2,144,063	77,188
Douglas R. Sterbenz	93,750	2,144,063	115,231
Larry D. Irick	36,000	823,320	41,474

  In January and April of 2002, we awarded restricted share units linked to shares of Guardian International, Inc. ("Guardian") preferred stock to Mr. Sterbenz, Mr. Irick and other officers of the Company. The aggregate number of Guardian restricted share units held by Mr. Sterbenz and Mr. Irick as of December 31, 2004, the market value of these Guardian restricted share units as of that date and the dividend equivalents received by Mr. Sterbenz and Mr. Irick in 2004 with respect to Guardian restricted share units held during 2004 are indicated in the table below. The market value as of December 31, 2004 is based on $1,000 per share of Guardian Series C preferred stock and an appraised value as of September 30, 2003 of $623 per share of Guardian Series E preferred stock. During 2004, the Guardian Series C preferred stock held by the Company was redeemed. As a result, upon vesting the holders of restricted share units linked to this series of stock will be paid the redemption amount per share in cash.

Name	Guardian Restricted Share Units	Market Value ($)	Dividend Equivalents ($)
Douglas R. Sterbenz	241	188,974	45,683
Larry D. Irick	17	13,230	3,219
(3)
As set forth below, all other compensation for 2004 includes Company matching contributions under the Employees' 401(k) Savings Plan, premiums paid on term life insurance policies and relocation expenses paid on behalf of the named executive officer.

Name	401 (k) Plan ($)	Life Insurance ($)	Relocation Expenses ($)
James S. Haines, Jr.	6,150	4,230	35,010
William B. Moore	5,100	1,296	—
Mark A. Ruelle	6,187	429	—
Douglas R. Sterbenz	6,150	429	—
Larry D. Irick	5,250	399	—

  In addition, all other compensation for 2004 includes payments received by Mr. Haines and Mr. Moore of $68,795 and $163,769, respectively, pursuant to our executive salary continuation plan in connection with previous periods of employment. Please see the "Retirement Plans" section of this proxy statement for additional information about the executive salary continuation plan. The amounts listed in the 2003 all other compensation column include relocation expenses in the amount of $110,157 and $113,494 that were paid to, or on the behalf of, Mr. Haines and Mr. Ruelle, respectively.

Shares Authorized for Issuance Under Equity Compensation Plans

        The following table summarizes the total shares of our common stock that may be received by holders of restricted share units and options upon the vesting of restricted share units and the exercise of currently outstanding options, the weighted average exercise price of those outstanding options and the number of shares of our common stock that are still available for future issuance under our equity compensation plans after considering the restricted share units and stock options currently outstanding.

Equity Compensation Plan Information

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of shares remaining available for future issuance
Long Term Incentive and Share Award Plan (the only equity compensation plan approved by our shareholders)	1,821,773	(1)	$32.38	(2)	1,360,938
Any equity compensation plans not approved by our shareholders	—		—		—

Total	1,821,773		$32.38		1,360,938

(1)
Includes 1,427,720 shares issuable with respect to restricted share units.

(2)
Excludes restricted share units referred to in footnote (1) above.

Retirement Plans

        We maintain a qualified non-contributory defined benefit plan for all of our non-union employees, including the named executive officers. Participants become fully vested in their benefits under the plan after five years of credited service. Employees hired prior to January 1, 2002, including the named executive officers, are covered by the plan with vested benefits calculated under the final average pay formula. Mr. Haines, Mr. Moore and Mr. Ruelle have vested benefits calculated under the final average pay formula portion of the plan as a result of their prior employment. Mr. Sterbenz, Mr. Irick and other executive officers are accruing benefits under the final average pay formula portion of the plan as a result of their current employment.

        Employees hired after December 31, 2001, are covered by the same defined benefit plan with benefits derived from a cash balance account formula. Mr. Haines, Mr. Moore and Mr. Ruelle are currently participants in the cash balance formula portion of the plan as a result of their current employment.

        The following table sets forth the estimated annual retirement benefits payable to the participants receiving benefits under the final average pay formula portion of the defined benefit plan based upon specified remuneration at age 65 and specified years of services. The benefits listed in the table are calculated using a straight-life annuity amount and do not take into account any deductions for Social Security or other offset amounts.

Pension Plan Table

Remuneration	15 years	20 years	25 years	30 years	35 years
$ 150,000	$39,828	$53,104	$61,130	$69,156	$77,183
$ 200,000	$54,078	$72,104	$83,130	$94,156	$105,183
$ 250,000	$56,928	$75,904	$87,530	$99,156	$110,783
$ 300,000	$56,928	$75,904	$87,530	$99,156	$110,783
$ 350,000	$56,928	$75,904	$87,530	$99,156	$110,783
$ 400,000	$56,928	$75,904	$87,530	$99,156	$110,783
$ 450,000	$56,928	$75,904	$87,530	$99,156	$110,783
$ 500,000	$56,928	$75,904	$87,530	$99,156	$110,783
$ 550,000	$56,928	$75,904	$87,530	$99,156	$110,783
$ 600,000	$56,928	$75,904	$87,530	$99,156	$110,783
$ 650,000	$56,928	$75,904	$87,530	$99,156	$110,783
$ 700,000	$56,928	$75,904	$87,530	$99,156	$110,783
$ 750,000	$56,928	$75,904	$87,530	$99,156	$110,783
$ 800,000	$56,928	$75,904	$87,530	$99,156	$110,783
$ 850,000	$56,928	$75,904	$87,530	$99,156	$110,783
$ 900,000	$56,928	$75,904	$87,530	$99,156	$110,783
$ 950,000	$56,928	$75,904	$87,530	$99,156	$110,783
$1,000,000	$56,928	$75,904	$87,530	$99,156	$110,783

        The final average pay formula portion of the defined benefit plan calculates retirement benefits based upon the highest consecutive sixty-month average cash compensation and annual incentive bonuses, if any, out of the final one hundred twenty months of employment with no reduction for Social Security. Retirement benefits are paid for the life of the participant. When their previous employment with the Company terminated, Mr. Haines, Mr. Moore and Mr. Ruelle had 16.3 years, 22.4 years and 10.5 years of credited service, respectively. As of January 1, 2005, Mr. Sterbenz and Mr. Irick had 7.6 years and 5.6 years of credited service, respectively.

        The cash balance formula portion of the defined benefit plan calculates retirement benefits based on the lifetime employment of the participant. Participants earn monthly contribution credits based upon their age. In addition, monthly interest credits are added to participants' account balance based upon the one-year Treasury constant maturities rate with a minimum 5% annual interest credit and a maximum 10% annual interest credit. The estimated lump sum benefit payable to Mr. Haines, Mr. Moore and Mr. Ruelle at the normal retirement age of 65 under the cash balance formula portion of the defined benefit plan based on a 5% interest credit is as follows: Mr. Haines, $151,085; Mr. Moore, $312,157; and Mr. Ruelle, $581,790.

        Three of our named executive officers, Mr. Haines, Mr. Moore and Mr. Ruelle and another officer participated in and accrued vested benefits under an executive salary continuation plan in connection with their prior employment with us. The plan has since been discontinued, and they are not accruing additional benefits as a result of their current employment. One other executive officer, who became a participant in the plan prior to its discontinuation, continues to accrue benefits under the plan. None of the other executive officers, including the other named executive officers, are participants in the plan.

        Mr. Haines and Mr. Moore receive an annual benefit of $68,795 and $163,769, respectively, under the plan. The estimated annual benefit payable to Mr. Ruelle under the plan at normal retirement age at or after age 65 is $15,896. A reduced benefit would be payable to Mr. Ruelle if he commenced payment of the benefit prior to age 60.

        In 2004, Mr. Haines and Mr. Moore elected to defer receipt of shares of our common stock that will be earned by them during 2005 and 2006 pursuant to the terms of their letter agreements. Mr. Haines also elected to defer the dividend equivalents related to shares that he deferred. The deferred shares and dividend equivalents will be paid to each of Mr. Haines and Mr. Moore following the termination of their employment.

Employment Contracts

        We have entered into letter agreements with each of the named executive officers. The agreements have a four-year term, except the agreement with Mr. Irick has a three-year term. The agreements provide for annual base salaries (Mr. Haines, $750,000; Mr. Moore, $400,000; Mr. Sterbenz, $275,000; Mr. Ruelle, $275,000; and Mr. Irick, $175,000) and grants of restricted share units (Mr. Haines, 250,000; Mr. Moore 137,500; Mr. Sterbenz, 125,000; Mr. Ruelle, 125,000; and Mr. Irick, 54,000). The restricted share units vest ratably in equal installments on an annual basis over the term of the contracts, subject to the officer continuing to be employed by us on each anniversary date. The agreements provide that the officers will not receive any additional cash or stock compensation during the term of the agreements other than compensation arising from discounts received on shares purchased pursuant to our Employee Stock Purchase Plan, which has been discontinued. The officers are entitled to various periods of vacation and participate in all other employee benefit plans and programs provided to all of our non-union employees. We reimburse the officers for all reasonable expenses incurred in the conduct of our business, provided they account for these expenses in accordance with our applicable policies.

        Pursuant to their letter agreements, Mr. Haines and Mr. Ruelle received certain benefits in connection with their relocation to Kansas. We reimbursed Mr. Haines and Mr. Ruelle for the cost of temporary housing in Topeka, Kansas, for periods of eight months and six months, respectively, and for the costs of travel for each officer and his immediate family to and from their previous places of residence and Topeka, Kansas. We agreed to purchase two residences located in El Paso, Texas, at Mr. Haines' request at any time prior to the end of the term of his employment agreement (which request has been made for one residence) for a price equal to his purchase price plus the cost of all improvements and the costs incurred in connection with their sale, provided that the aggregate price paid by us for both residences will not exceed $500,000. We also agreed to reimburse Mr. Haines and Mr. Ruelle for moving expenses related to their relocation to Kansas.

        We paid Mr. Haines a $50,000 signing bonus and made charitable contributions totaling $200,000 to charitable organizations designated by him. Mr. Haines matched the charitable contributions from his personal funds. Mr. Haines may devote two weeks each year to teaching at the University of Texas at El Paso.

        The letter agreements contain customary provisions regarding indemnification, non-solicitation, non-disparagement and the protection of confidential information. Except to pay taxes, the officers will not sell any shares of our common stock during the term of the agreement without, in the case of Mr. Haines, the prior approval of our board of directors and, in the case of all other officers, without the prior approval of Mr. Haines. Prior approval will not be unreasonably withheld.

        If the employment of any named executive officer, other than Mr. Irick, terminates in a "Qualifying Termination," he will be entitled to receive a lump-sum cash amount equal to the sum of his base salary through the date of termination, his base salary for the remainder of the term of the agreement, and any accrued vacation pay, to the extent not previously paid. Restricted share units awarded to the officers will fully vest upon a Qualifying Termination. Also, we will continue to provide medical benefits to Mr. Haines and his dependents for life.

        The term "Qualifying Termination" means termination by us other than for "Cause," by the officer for "Good Reason" or by the officer during the 90-day period after a "Change in Control" (as each term is defined in the letter agreement). The term "Cause" means the officer's conviction of a felony or crime involving moral turpitude, his commission of a willful act of fraud or dishonesty with respect to us, his willful and repeated failure to perform substantially his material duties to us, his engaging in significant activity that is materially harmful to our reputation, or his breach of his fiduciary responsibilities to us or our shareholders.

        If the employment of any named executive officer, other than Mr. Irick, terminates under circumstances not qualifying as a "Qualifying Termination," we will make a lump-sum cash payment equal to the sum of his base salary through the date of termination and any accrued vacation pay, and, in the case of Mr. Haines, we will continue to provide medical benefits to him and his dependents for life.

        We have entered into change in control agreements with Mr. Irick and other of our officers and key employees, but not any of the other named executive officers. The agreements have three-year terms with an automatic extension of one year on each anniversary, unless prior notice is given by the officer or by us. The agreements are intended to ensure the officers' continued service and dedication to us and to ensure their objectivity on considering on our behalf any transaction that would result in a change in control of us.

        Under the change in control agreements, an officer is entitled to benefits if his or her employment is terminated within two years of a change in control by us other than for "Cause" or by the officer for "Good Reason" (as each term is defined in the change in control agreements). Upon such termination, we or our successor, must make a lump-sum cash payment to the officer, in addition to any other compensation to which the officer is entitled, of two times such officer's adjusted salary, plus two times such officer's bonus amount, plus the actuarial equivalent of the excess of the officer's accrued pension benefits, computed as if the officer had two additional years of benefit accrual service, over the officer's vested accrued pension benefits using the officer's current salary without regard for any salary limits imposed for qualified pension plans. In addition, restricted share units, dividend equivalents and other stock based incentives or compensation accelerate and vest and restrictions or performance criteria lapse.

RELATED PARTY TRANSACTIONS AND LEGAL PROCEEDINGS

        Certain present and former members of our board of directors and officers are defendants in a shareholder derivative complaint filed April 18, 2003, "Mark Epstein vs David C. Wittig, Douglas T. Lake, Charles Q. Chandler IV, Frank J. Becker, Gene A. Budig, John C. Nettels, Jr., Roy A. Edwards, John C. Dicus, Carl M. Koupal, Jr., Larry D. Irick and Cleco Corporation, defendants, and Westar Energy, Inc., nominal defendant, Case No. 03-4081-JAR." Plaintiffs filed an amended shareholder derivative complaint on July 30, 2003. Among other things, the lawsuit claims that the defendants (i) breached fiduciary duties owed to us because of the actions and omissions described in the report of the special committee of our board of directors, (ii) caused or permitted our assets to be wasted on perquisites for certain insiders and (iii) caused or permitted our May 6, 2002 proxy statement to be issued with materially false and misleading statements. The plaintiffs seek unspecified monetary damages and other equitable relief. As discussed on pages 9-10 of this proxy statement, the Litigation Evaluation Committee of our board of directors is responsible for evaluating this derivative complaint. On August 26, 2004, the court issued an order granting a joint motion of all parties requesting a stay of the lawsuit, pending efforts to settle the lawsuit through mediation. Plaintiffs have informed us they intend to file a motion seeking leave to amend the amended consolidated complaint if the mediation efforts are unsuccessful. The court would then set a date for us, and other defendants who have not already filed a response to the complaint, to respond to the amended complaint.

PERFORMANCE GRAPH

        The following performance graph compares the performance of our common stock during the period beginning on December 31, 1999 and ending on December 31, 2004 to the Standard & Poor's 500 Index and the Standard & Poor's Electric Utility Index. The graph assumes a $100 investment in our common stock and in each of the indexes at the beginning of the period and a reinvestment of dividends paid on such investments throughout the period.

Cumulative Total Returns

	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04
Westar Energy Inc.	$100.00	$158.37	$116.57	$73.20	$156.98	$184.26
S&P 500	$100.00	$90.89	$80.08	$62.39	$80.28	$89.02
S&P Electric Utilities	$100.00	$153.84	$128.03	$108.74	$134.93	$170.78

AMENDMENT TO ARTICLES OF INCORPORATION
(Item 2 on the Proxy Card)

        The board of directors has adopted, subject to shareholder approval, amendments to the Company's articles of incorporation that change the notice period for submitting shareholder proposals not intended to be included in the Company's proxy materials mailed to shareholders and for nominating persons for election as directors and having such nominees' names included on the ballot distributed at the annual meeting. Currently, our articles of incorporation state that any such notice must be received by our Corporate Secretary not less than 35 days nor more than 50 days prior to the annual meeting. Our proposed amendments to our articles of incorporation would change the window for providing such a notice to not less than 60 days nor more than 90 days prior to the annual meeting. The proposed amendments increase the number of days between the final day for any such notice to be submitted to the Company and the date of the annual meeting and also increase the number of days for submitting such notices from 15 days to 30 days. These proposed amendments will allow the Company greater flexibility and opportunity to appropriately adjust the agenda for the annual meeting to accommodate such proposals and prepare ballots to be distributed at the annual meeting that include any such proposals and will allow shareholders a greater number of days to submit such notices.

        The proposed amendments to our articles of incorporation are set forth in Appendix C to this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF OUR PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION IN SUBSTANTIALLY THE FORM SET FORTH IN APPENDIX C TO THIS PROXY STATEMENT.

RATIFICATION AND CONFIRMATION OF DELOITTE & TOUCHE LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2005
(Item 3 on the Proxy Card)

        Deloitte & Touche LLP has acted as our independent registered public accounting firm since 2002. In March 2005, the Audit Committee appointed Deloitte & Touche LLP to act as our independent registered public accounting firm and to examine our consolidated financial statements, and those of our subsidiaries, for the year ending December 31, 2005. You are being asked to ratify and confirm that appointment at the annual meeting.

        Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have the opportunity to make a statement and to respond to appropriate questions. If the appointment of Deloitte & Touche LLP is not ratified at the meeting, the Audit Committee will consider the selection of another accounting firm.

Audit Fees

        The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for fiscal years ended December 31, 2004 and 2003 are as follows:

	2004		2003
Audit fees	$2,201,985	(1)	$1,422,351
Audit related fees	104,439	(2)	126,444

Total audit and audit related fees	2,306,424		1,548,795
Tax fees	366,121	(3)	22,203

Total fees	$2,672,545	(4)	$1,570,998

(1)
The 2004 audit fees include $940,849 relating to the audit of the Company's annual and quarterly financial statements, $1,011,489 relating to the audit of the Company's internal control over financial reporting during 2004 and $249,647 relating to the Company's 2004 security offerings.

(2)
These fees relate to audits conducted of Company sponsored benefit plans, an annual review of procedures related to our accounts receivables sales program, an annual review of transfer agent functions performed by our Shareholder Services Department and other matters.

(3)
These fees are the result of the settlement of a tax contingency arrangement for tax services related to tax returns for tax years 1995 through 2000.

(4)
Each of the permitted non-audit services has been pre-approved by the Audit Committee or the Audit Committee's chairman pursuant to authority delegated by the Audit Committee, other than de minimus non-audit services for which the pre-approval requirements are waived in accordance with the rules and regulations of the SEC.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee charter provides that the Audit Committee will pre-approve audit services and non-audit services to be provided by our independent registered public accounting firm before the firm is engaged to render these services. The Audit Committee may consult with management in making their decision, but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the designees present the pre-approvals to the full committee at the next committee meeting.

        In 2004, the Audit Committee adopted an Audit and Non-Audit Services Pre-Approval Policy (the "Pre-Approval Policy") for the period July 1, 2004 to June 30, 2005. The Pre-Approval Policy authorizes the chairman of the Audit Committee to pre-approve the retention of the independent registered public accounting firm for audit-related and permitted non-audit services not contemplated by the engagement letter for the annual audit, provided that: (a) these services are approved no more than thirty days in advance of the independent registered public accounting firm commencing work; (b) the fees to be paid to the independent registered public accounting firm for services related to any single engagement do not exceed $50,000; and (c) the chairman advises the Audit Committee of the pre-approval of the services at the next meeting of the Audit Committee following the approval.

        The Audit Committee will periodically assess the suitability of our independent registered public accounting firm, taking into account all relevant fees and circumstances, including the possible consideration of the qualifications of other accounting firms.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE RATIFICATION AND CONFIRMATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

SHAREHOLDER PROPOSAL
(Item 4 on the Proxy Card)

Proposal

        William Perich, 1229 Mound Drive, Atchison, Kansas 66002, has notified us of his intention to present the following proposal at the annual meeting. As of March 25, 2005, Mr. Perich, together with Jeannette I. Perich, was the record owner of 543 shares of our common stock.

        RESOLVED, that, beginning at the 2006 annual meeting of shareholders, the Board of Directors shall implement a procedure for shareholders attending the annual meeting to propose, by vote of the shareholders attending the annual meeting, five shareholders from those in attendance at the annual meeting as candidates to serve on the Board of Directors; and the Company shall include the name of one candidate selected by the Board of Directors as a shareholder nominee in the Company's proxy materials for the next annual meeting.

Shareholder Supporting Statement

        Reasons for this proposal:

  1.
  The proposal would allow for greater shareholder participation in the nomination of company directors and would make the process more open and democratic.

  2.
  The proposal would provide for more diversity and strength to the board by allowing for greater shareholder opportunity to win election to the company board of directors.

  3.
  The proposal received 3.8 million shares voted in favor at the 2004 annual meeting.

Our Response to the Shareholder Proposal

        We encourage our shareholders to attend our annual meetings and to participate in the nomination and election of directors. At the same time, we recognize that in a typical year fewer than 1% of our shareholders and fewer than 1% of the Company's outstanding shares are represented in person at our annual meeting. At last year's annual meeting, approximately 183 out of the Company's approximately 72,227 shareholders entitled to vote at the meeting, or fewer than 0.25%, attended the meeting in person. These shareholders represented only approximately 155,582 shares of the Company's 73,536,391 outstanding shares, or fewer than 0.22%. In contrast, greater than 80% of the Company's outstanding shares were represented by proxy. This is largely due to the fact that greater than 60% of the Company's outstanding shares are owned by large institutions, including mutual funds, pension funds and banks. Institutional investors typically subscribe to the services of proxy voting advisers to provide advice with respect to shareholder voting issues and vote their shares by proxy. As a consequence, institutional investors are less likely to attend annual meetings and, therefore, would be excluded from the nomination process included in the proposal.

        We have adopted principles and implemented processes for selecting director nominees and for allowing shareholder participation in the nomination of directors, as discussed on pages 9 and 32-33, respectively, of this proxy statement. We strongly believe that the principles and processes we currently use to select our director nominees are well considered, consistent with current views of the SEC and the NYSE on best corporate governance practices and represent the interests of the Company and all of our shareholders.

        The nominating process proposed might have the unintended and, in the view of your board of directors, undesirable consequences of:

  •
  unfairly discriminating against those shareholders who are unable to attend the annual meeting or choose to vote their shares by proxy;

  •
  giving a disproportionate voice to a small minority of shareholders that, through geographic proximity, physical ability or personal inclination and financial ability, are able to vote their shares in person at the annual meeting; and

  •
  resulting in the nomination of a candidate who does not have the qualifications and areas of expertise that would best complement the other directors and may not meet criteria established by the NYSE and the Sarbanes-Oxley Act to serve on certain committees of the board of directors.

        We are committed to selecting director nominees through a process that is independent and free of inappropriate influence or conflict of interest. Accordingly, as discussed on page 9 of this proxy statement, this responsibility rests with our Nominating and Corporate Governance Committee, which is composed entirely of directors who meet the requirements for director independence set forth in our Corporate Governance Guidelines. The committee independently identifies and recommends candidates to the board of directors.

        The committee is committed to identifying and recruiting candidates with qualifications that will enable the board of directors to fulfill its responsibilities to all shareholders. The committee evaluates the qualifications and areas of expertise of current directors and identifies areas for enhancement to ensure a balance of skills, strengths and diversity among the directors. As discussed on page 9 of this proxy statement, the committee establishes appropriate criteria for membership on the board of directors. To develop a broad pool of candidates, the committee will consider candidates identified by outside directors, by an executive search firm retained by the Company for that purpose and by our shareholders. We believe the strength of the process we currently use is confirmed by the strength of the experience and qualifications of the new members added to the board of directors in 2003 and 2004. Accordingly, the board of directors recommends against the proposal. The persons named in the accompanying proxy will vote your shares against the proposal unless you direct otherwise.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THE SHAREHOLDER PROPOSAL.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        The SEC's rules require our directors and executive officers to file reports of their holdings and transactions in our common stock. Based solely on our review of the reports filed under Section 16(a) of the Exchange Act and written representations that no other reports were required, we believe that, during the fiscal year ended December 31, 2004, all required filings applicable to our executive officers, directors and owners of more than ten percent of our common stock were made and that such persons were in compliance with the Exchange Act requirements with the following two exceptions: (1) William B. Moore filed one late report relating to a single transaction involving the forfeiture of shares for the payment of taxes upon the vesting of restricted share units; and (2) Larry D. Irick filed one late report relating to a single transaction involving the forfeiture of restricted share units by his spouse.

Shareholder Proposals

        Proposals for Inclusion in the Proxy Statement.    The 2006 Annual Meeting of Shareholders is scheduled to be held on May 16, 2006. Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its shareholders by submitting their proposals to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2006 Annual Meeting of Shareholders, shareholder proposals must be received by our Corporate Secretary no later than December 5, 2005, and must otherwise comply with the requirements of Rule 14a-8.

        Proposals not Included in the Proxy Statement.    In addition, our articles of incorporation establish an advance notice procedure with regard to certain matters, including shareholder proposals not intended to be included in the Company's proxy materials mailed to shareholders, to be brought before an annual meeting of shareholders. In general, notice must be received by our Corporate Secretary not less than 35 days nor more than 50 days prior to the annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. Therefore, such a proposal must be received by our Corporate Secretary between March 28, 2005 and April 12, 2005 to be presented at the Company's 2005 Annual Meeting of Shareholders and between March 27, 2006 and April 11, 2006 to be presented at the Company's 2006 Annual Meeting of Shareholders. If Item 2 on the enclosed proxy card, which proposes amendments to our advance notice procedures, is approved by our shareholders at the Company's 2005 Annual Meeting of Shareholders, the dates for submission of proposals to be presented at the Company's 2006 Annual Meeting of Shareholders will be between February 15, 2006 and March 17, 2006. A copy of the relevant provisions of our articles of incorporation is available from our Corporate Secretary.

        If a shareholder who has notified the Company of his intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, the proposal will not be presented for a vote at such meeting.

Director Recommendations and Nominations

        Submitting Director Recommendations to the Nominating and Corporate Governance Committee.    If a shareholder wishes the Nominating and Corporate Governance Committee to consider an individual as a candidate for election to the board of directors, the shareholder must submit a proper and timely request as follows:

  •
  Timing.  The shareholder must provide the Nominating and Corporate Governance Committee written notice by no later than October 1 of the year prior to the annual shareholders meeting at which the candidate would seek to be elected.

  •
  Information.  The shareholder's notice must include the following information:

  •
  The name and address of the shareholder making the submission and the name, address, telephone number and Social Security number of the candidate to be considered;

  •
  The class or series and number of shares of the Company's stock that are beneficially owned by the shareholder making the submission, a description of all arrangements or understandings between the shareholder and the candidate with respect to the candidate's nomination and election as a director, and an executed written consent of the candidate to serve as a director of the Company if so elected;

  •
  A copy of the candidate's resume and references; and

  •
  An analysis of the candidate's qualifications to serve on the board of directors and on each of the board's committees in light of the criteria set forth in our Corporate Governance Guidelines and established by the Nominating and Corporate Governance Committee (including all regulatory requirements incorporated by references therein).

        Shareholder Nominations Made at the Annual Meeting of Shareholders.    The Company's articles of incorporation provide that shareholders may nominate persons for election as directors and have such nominees' names included on the ballot distributed at the annual meeting by providing our Corporate Secretary written notice not less than 35 days nor more than 50 days prior to the annual meeting. The notice must contain prescribed information about the proponent and each nominee, including the information about the nominee that would have been required to be included in a proxy statement filed under SEC rules had such nominee been nominated by the board of directors. Such a notice must be received by our Corporate Secretary between March 28, 2005 and April 12, 2005 to be presented at the Company's 2005 Annual Meeting of Shareholders and between March 27, 2006 and April 11, 2006 to be presented at the Company's 2006 Annual Meeting of Shareholders. If Item 2 on the enclosed proxy card, which proposes amendments to our advance notice procedures, is approved by our shareholders at the Company's 2005 Annual Meeting of Shareholders, the dates for submission of proposals to be presented at the Company's 2006 Annual Meeting of Shareholders will be between February 15, 2006 and March 17, 2006. A copy of the relevant provisions of our articles of incorporation is available from our Corporate Secretary.

        If a shareholder who has notified the Company of his intention to make a nomination at an annual meeting does not appear or send a qualified representative to make his nomination at such meeting, the nominee will not be included on the ballot distributed at the meeting.

Annual Report to Shareholders

        Our Annual Report to Shareholders for the year ended December 31, 2004 was mailed to our shareholders on or about April 4, 2005. The Annual Report contains financial statements audited by Deloitte & Touche LLP, our independent registered public accounting firm. The Annual Report is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

Other Business

        Under the laws of Kansas, where we are incorporated, no business other than procedural matters may be raised at the annual meeting unless proper notice to the shareholders has been given. We do not expect any business to come up for shareholder vote at the meeting other than the election of directors, the amendment to our articles of incorporation, the ratification and confirmation of our independent registered public accounting firm and the shareholder proposal described on pages 30-31 of this proxy statement. If, however, any other matters properly come before the meeting, your proxy card authorizes the persons named as proxies to vote in accordance with their judgment on such other matters.

No Incorporation by Reference

        Notwithstanding any general language that may be to the contrary in any document filed with the SEC, the information in this proxy statement under the captions "Audit Committee Report," "Compensation Committee Report" and "Performance Graph" shall not be incorporated by reference into any document filed with the SEC. The information contained on our Internet website is not part of this document.

Questions

        If you have any questions or need more information about the annual meeting, write to:

Westar Energy, Inc. P.O. Box 750320 Topeka, Kansas 66675-0320 Attention: Shareholder Services

or call us at (800) 527-2495 or (785) 575-6394 in the Topeka area.

Notices and Requests

        All notices of proposals by shareholders, whether or not to be included in the Company's proxy materials, and all requests and other notices that we have stated you should direct to our Corporate Secretary should be sent to:

Westar Energy, Inc. 818 S. Kansas Avenue Topeka, KS 66612 Attention: Corporate Secretary
By Order of the Board of Directors,

Larry D. Irick Vice President, General Counsel and Corporate Secretary
Topeka, Kansas April 4, 2005

APPENDIX A

WESTAR ENERGY, INC.
A Kansas corporation
(the "Company")
Corporate Governance Guidelines
Adopted December 10, 2003

1.     Composition of the Board and Board Membership Criteria

        The Nominating and Corporate Governance Committee shall establish criteria for Board membership, which shall include the criteria set forth in these Corporate Governance Guidelines, and shall recommend individuals for membership on the Company's Board of Directors. In making its recommendations, the Nominating and Corporate Governance Committee shall:

  •
  review candidates' qualifications for membership on the Board (including a determination as to the independence of the candidate) based on the criteria established by the Nominating and Corporate Governance Committee;

  •
  in evaluating current directors for re-nomination to the Board, assess the performance of such director; and

  •
  periodically review the composition of the Board in light of the current challenges and needs of the Board.

2.     Director Qualifications

Independence

        A majority of the Board shall be comprised of directors meeting the independence requirements of the New York Stock Exchange. The Board shall make an affirmative determination at least annually as to the independence of each director. The Board has established categorical standards to assist in making independence determinations. Those standards are set forth in Annex A to these Guidelines.

Term Limits

        The Board does not believe that arbitrary term limits on directors' service are appropriate. Such limits may disadvantage the Company by curtailing the availability and contributions of directors who have developed experience with, and insight into, the Company and its needs over a period of time. Neither does the Board believe, however, that directors should expect to be renominated until they reach the mandatory retirement age.

Retirement Age

        Under the Company's by-laws, no director who is or would be 70 or more years of age at year end prior to the Company's next annual meeting may be nominated to a new term. In addition, under the Company's by-laws, no director who is a full-time employee of the Company and who is or would be 65 or more years of age at year end prior to the Company's next annual meeting may be nominated to a new term.

Simultaneous Service on Other Public Company Boards

        A director who also serves as the Company's chief executive officer or equivalent position should not serve on more than two public company boards in addition to the Company's Board. Other directors should not serve on more than four other public company boards in addition to the Company's Board.

        It is the policy of the Board that every director must notify the Chairman of the Nominating and Corporate Governance Committee before accepting any invitation to serve on another public company board or with a government or advisory group. Prior to a director's re-nomination to the Board, the Nominating and Corporate Governance Committee shall evaluate the continued appropriateness of Board membership in light of the time commitments incident to their service on other public company boards or with government or other advisory groups.

Changes in Primary Employment

        In accordance with the Company's by-laws, if a director significantly changes his or her primary employment during his or her tenure, that director shall tender his or her resignation to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall evaluate the continued appropriateness of Board membership under the new circumstances and make a recommendation to the Board as to any action to be taken with respect to the resignation.

Conflicts of Interest

        If an actual or potential conflict of interest develops because of a change in the business of the Company or a subsidiary, or in a director's circumstances (for example, significant and ongoing competition between the Company and a business with which the director is affiliated), the director involved should report the matter immediately to the Nominating and Corporate Governance Committee for evaluation and appropriate resolution.

        If a director has a personal interest in a matter before the Board, that director shall disclose the interest to the full Board, shall recuse himself or herself from discussing the matter further with the Board, and shall not vote on the matter.

3.     Director Responsibilities

        The Board acts as the ultimate decision-making body of the Company and advises and oversees management, who are responsible for the day-to-day operations and management of the Company. In fulfilling these roles, each director must act in what he or she reasonably believes to be in the best interests of the Company and must exercise his or her business judgment.

Participation at and Preparation for Board Meetings

        The Company expects directors to be active and engaged in discharging their duties and to keep themselves informed about the business and operations of the Company. Directors are expected to attend all Board meetings and the meetings of the committees on which they serve and to prepare themselves for these meetings. For the Board to exercise fully its oversight functions, it must rely on management to provide access to information regarding the Company and the markets in which the Company operates. This information may come from a variety of sources, including management reports, security analysts' reports, information regarding peer performance, interaction with senior management at Board meetings and visits to Company facilities. Any written materials which would assist directors in preparing for a Board or committee meeting shall be distributed to the directors in advance of the meeting, to the extent possible, and directors are expected to review such materials prior to the meeting.

Company Performance and Corporate Strategy

        The Board reviews the Company's financial performance on a regular basis at Board meetings and through periodic updates. These reviews include the views of management, as well as those of investors and securities analysts.

        The Board also conducts an annual meeting to review and approve the Company's long term strategy, and to assess its strategic, competitive and financial performance.

4.     Board Agenda

        The Chairman of the Board, with the assistance of the chief executive officer, establishes on an annual basis an agenda of topics for consideration and review by the Board during the following year. This annual schedule of topics is then provided to the full Board for review and comment and is adjusted, as appropriate, during the year. In accordance with their committee charters, Board committees will regularly report on their activities to the full Board.

5.     Meetings of Non-Management Directors

        The Company's non-management directors shall regularly schedule executive sessions in which management does not participate. The Board's chairman, or if he or she is unable to attend, his or her designee from among the other non-management directors, shall preside at each executive session.

6.     Board Size

        The Company's restated articles of incorporation require that the Board have at least seven, but not more than 15 members. Although the Board considers its current size to be satisfactory, it may consider expanding or reducing its size as it deems appropriate.

7.     Chairman of the Board and Chief Executive Officer

        The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and chief executive officer in any way that is in the best interests of the Company. The Board may make a determination as to the appropriateness of its current policies in connection with the recruitment and succession of the Chairman of the Board and/or the chief executive officer.

8.     Board Committees

        The Board shall have at all times an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Only independent directors meeting the independence requirements of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002 and any related rules promulgated by the Securities and Exchange Commission may serve on these three committees. Committee members shall be appointed by the Board based upon the recommendation of the Nominating and Corporate Governance Committee, except for the Nominating and Corporate Governance Committee, whose members are appointed by the Board based on the recommendations of the independent directors. The Board may, from time to time, establish or maintain additional committees as it deems appropriate and in the best interests of the Company.

        Each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, shall operate pursuant to its own written charter. These charters shall, among other things, set forth the purpose, goals and responsibilities of the particular committee, the procedures for committee member appointment and removal, and committee structure and operations, as well as reporting to the Board. The charters shall also provide for an annual evaluation of each committee's performance.

9.     Director Access to Management and Independent Advisors

        Directors shall have access to the management and employees of the Company and to its outside counsel and auditors. The chief audit executive shall report directly to the Audit Committee.

        Executive officers and other members of senior management are expected to be present at Board meetings at the invitation of the Board. The Board encourages senior management to make presentations and to invite to Board meetings managers and other employees who can provide additional insight into the items being discussed.

        The Board and each of its committees is authorized to hire independent legal, financial, or other advisors as they may consider necessary, without conferring with or obtaining the approval of management or, in the case of committees, the full Board. Board committees will inform the full Board of their hiring of advisors when they report to the Board on their activities.

10.   Director Compensation

        The Nominating and Corporate Governance Committee shall review and approve compensation (including restricted stock units and other equity-based compensation) for the Company's directors. In so reviewing and approving director compensation, the Nominating and Corporate Governance Committee shall, among other things:

  •
  identify corporate goals and objectives relevant to director compensation and such other factors as the Nominating and Corporate Governance Committee deems appropriate and in the best interests of the Company (including the cost to the Company of such compensation); and

  •
  evaluate the possibility that directors' independence may be compromised for Board or committee purposes if director compensation exceeds customary levels, if the Company makes substantial charitable contributions to an organization with which a director is affiliated, or if the company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which a director is affiliated (which consulting contracts or other indirect forms of compensation are expressly prohibited for Audit Committee members).

11.   Director Orientation and Continuing Education

        All new directors and new members of committees are encouraged to participate in the Company's orientation program for directors. Other directors may also attend the orientation programs.

        All directors will be offered the opportunity and are encouraged to participate in continuing education programs to stay current and knowledgeable about the business of the Company.

        Such orientation and continuing education programs shall be developed and overseen by the Nominating and Corporate Governance Committee of the Board.

12.   Management Evaluation and Management Succession

        The Compensation Committee shall evaluate the performance of the chief executive officer, as well as other senior management of the Company and shall present its findings to the full Board. The Compensation Committee will consult with the chief executive officer when evaluating the performance of other senior management. The Board shall review the Compensation Committee's report to ensure that management's performance is satisfactory and that management is providing the best leadership for the Company in the long and short-term.

        The Compensation Committee shall review and report to the Board on the Company's succession planning, including succession planning in the case of the incapacitation, retirement or removal of the chief executive officer. The chief executive officer shall provide at least annually a report to the Compensation Committee recommending and evaluating potential successors, along with a review of any development plans recommended for such individuals. The chief executive officer shall also provide to the Board, on an ongoing basis, his or her recommendation as to a successor in the event of an unexpected emergency.

13.   Annual Performance Evaluation

        The Board, led by the Nominating and Corporate Governance Committee, shall establish and conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating and Corporate Governance Committee shall oversee the evaluation with each director completing a questionnaire developed by the Nominating and Corporate Governance Committee with respect to various criteria. The collective evaluations shall be compiled in advance of the review session and shall be presented by the Chairman of the Nominating and Corporate Governance Committee to the full Board for discussion. This process shall also include annual self-assessments by each Board committee, relying on a review process similar to that used by the Board, with performance criteria for each committee established on the basis of its charter.

Annex A to Corporate Governance Guidelines

        As specified in the Corporate Governance Guidelines, a majority of the Board shall be comprised of directors meeting the independence requirements of the New York Stock Exchange (NYSE). The Board will make a determination regarding the independence of each director annually based on all relevant facts and circumstances. In addition, in accordance with the rules of the NYSE, the Board has adopted the following categorical standards to assist it in making a determination of independence. Any director who meets the following criteria shall be presumed to be independent (except for purposes of serving as a member of the Audit Committee) absent an affirmative determination to the contrary by the Nominating and Corporate Governance Committee:

  1.
  A director who serves as an executive officer or employee of, or beneficially owns more than a 10% equity interest in, any corporation, partnership or other business entity that during the most recently completed fiscal year made payments to the Company or received payments from the Company for goods and services if such payments were less than the greater of 2% of such other entity's gross consolidated revenues for such fiscal year and $1 million.

  2.
  A director who serves as an executive officer or employee of, or beneficially owns more than a 10% equity interest in, any bank, corporation, partnership or other business entity to which the Company was indebted at the end of its most recently competed fiscal year in an amount less than the greater of 2% of such other entity's total consolidated assets at the end of such fiscal year and $1 million.

  3.
  A director who is a member or employee of a law firm that has provided services to the Company during the most recently completed fiscal year if the total billings for such services were less than the greater of 2% of law firm's gross revenues for such fiscal year and $1 million.

  4.
  A director who is a partner, executive officer or employee of any investment banking firm that has performed services for the Company (other than as a participating underwriter in a syndicate) during the most recently completed fiscal year if the total compensation received for such services was less than the greater of 2% of the investment banking firm's consolidated gross revenues for such fiscal year and $1 million.

APPENDIX B

WESTAR ENERGY, INC.
A Kansas corporation
(the "Company")
Audit Committee Charter
Adopted December 10, 2003

Purpose

        The Audit Committee (the "Committee") is created by the Board of Directors of the Company to:

  •
  assist the Board in its oversight of

  •
  the integrity of the financial statements of the Company;

  •
  the qualifications, independence and performance of the Company's independent auditors;

  •
  the performance of the Company's internal audit function; and

  •
  compliance by the Company with legal and regulatory requirements;

  •
  prepare the audit committee report that Securities and Exchange Commission rules require to be included in the Company's annual proxy statement.

Membership

        The Committee shall consist of at least three and no more than six members, comprised solely of independent directors meeting the independence and experience requirements of the New York Stock Exchange (NYSE). No committee member shall simultaneously serve on the audit committees of more than two other public companies. The Nominating and Corporate Governance Committee shall recommend nominees for appointment to the Committee annually and as vacancies or newly created positions occur. Committee members shall be appointed by the Board and may be removed by the Board at any time. The Nominating and Corporate Governance Committee shall recommend to the Board, and the Board shall designate, the Chairman of the Committee.

Authority and Responsibilities

        In addition to any other responsibilities which may be assigned from time to time by the Board, the Committee is responsible for the following matters:

Independent Auditors

  •
  The Committee has the sole authority to appoint, compensate, retain, oversee and terminate the independent auditors of the Company (subject, if applicable, to shareholder ratification), including sole authority to approve all audit engagement fees and terms and permissible non-audit services to be provided by the independent auditors. The independent auditor must report directly to the Committee. The Committee shall pre-approve the audit services and non-audit services to be provided by the Company's independent auditors before the accountant is engaged to render such services. The Committee may consult with management in the decision making process, but may not delegate this authority to management. The Committee may delegate its authority to pre-approve services to one or more Committee members, provided that such designees present any such approvals to the full Committee at the next Committee meeting.

  •
  The Committee shall review and approve the scope and staffing of the independent auditors' annual audit plan(s).

  •
  The Committee shall evaluate the independent auditors' qualifications, performance and independence, and shall present its conclusions with respect to the independent auditors to the full Board on at least an annual basis. As part of such evaluation, at least annually, the Committee shall:

  •
  obtain and review a report or reports from the Company's independent auditors:

  •
  describing the independent auditors' internal quality-control procedures;

  •
  describing any material issues raised by (i) the most recent internal quality-control review or peer review of the auditing firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditing firm; and any steps taken to deal with any such issues;

  •
  describing all relationships between the independent auditors and the Company; consistent with Independence Standards Board Standard No. 1 and;

  •
  assuring that Section 10A of the Securities Exchange Act of 1934 has not been implicated;

  •
  review and evaluate the senior members of the independent auditor team(s), particularly the partners on the audit engagement teams;

  •
  consider whether the audit engagement team partners should be rotated more frequently than is required by law, so as to assure continuing auditor independence;

  •
  consider whether the independent auditors should be rotated, so as to assure continuing auditor independence; and

  •
  obtain the opinion of management and the internal auditors of the independent auditors' performance.

  •
  The Committee shall establish policies for the Company's hiring of current or former employees of the independent auditors that are no less stringent than SEC requirements pursuant to the Sarbanes-Oxley Act of 2002.

Internal Auditors

  •
  The chief audit executive shall report directly to the Committee.

  •
  At least annually, the Committee shall evaluate the performance, responsibilities, budget and staffing of the Company's internal audit function and review the internal audit plan. Such evaluation shall include a review of the responsibilities, budget and staffing of the Company's internal audit function with the independent auditors.

  •
  At least annually, the Committee shall evaluate the performance of the chief audit executive responsible for the internal audit function of the Company, and make recommendations to the Board and management regarding the responsibilities, retention or termination of such executive.

Financial Statements; Disclosure and Other Risk Management and Compliance Matters

  •
  The Committee shall review with management, the internal auditors and the independent auditors, in separate meetings if the Committee deems it appropriate:

  •
  the annual audited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", prior to the filing of the Company's Form 10-K;

  •
  the quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", prior to the filing of the Company's Form 10-Q;

  •
  any analyses or other written communications prepared by management, the internal auditors and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

  •
  the critical accounting policies and practices of the Company;

  •
  related-party transactions and off-balance sheet transactions and structures;

  •
  any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles;

  •
  the Company's practices with respect to the use of non-GAAP financial information in its public disclosures; and

  •
  regulatory and accounting initiatives or actions applicable to the Company (including any SEC investigations or proceedings).

  •
  The Committee shall review, in conjunction with management, the Company's policies generally with respect to the Company's earnings press releases and with respect to financial information and earnings guidance provided to analysts and rating agencies, including in each case the type and presentation of information to be disclosed and paying particular attention to the use of non-GAAP financial information. The Chairman of the Committee may review any of the Company's financial information and earnings guidance provided to analysts and ratings agencies and any of the Company's other financial disclosure, such as earnings press releases, as the Chairman deems appropriate.

  •
  The Committee shall, in conjunction with the CEO and CFO of the Company, review the Company's internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such controls and procedures, material weaknesses in such controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such controls and procedures.

  •
  The Committee shall review and discuss with the independent auditors any audit matters, problems or difficulties and management's response thereto, including those matters required to be discussed with the Committee by the auditors pursuant to Statement on Auditing Standards No. 61, as amended, such as:

  •
  any restrictions on the scope of the independent auditors' activities or access to requested information;

  •
  any accounting adjustments that were noted or proposed by the auditors but were "passed" (as immaterial or otherwise);

    •
    any communications between the audit engagement team and the audit firm's regional and/or national office accounting and/or auditing consultants regarding auditing or accounting issues presented by the engagement team;

    •
    any management or internal control letter issued, or proposed to be issued, by the auditors; and

    •
    any significant disagreements between the Company's management and the independent auditors.

  •
  The Committee shall have sole authority over the resolution of any disagreements between management and the independent auditor regarding the Company's financial reporting.

  •
  The Committee shall review the Company's policies and practices with respect to risk assessment and risk management, including discussing with management the Company's major financial risk exposures and the steps that have been taken to monitor and control such exposures.

  •
  The Committee shall establish procedures for:

  •
  the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and

  •
  the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  •
  The Committee shall review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

  •
  The Committee shall prepare the audit committee report that Securities and Exchange Commission rules require to be included in the Company's annual proxy statement.

Qualified Legal Compliance Committee (QLCC)

  •
  The Committee shall serve as the Company's QLCC whose purpose shall be to review any report made directly, or otherwise made known, to the Committee by an attorney representing the Company or its subsidiaries of a material violation of U.S. federal or state securities law, a material breach of fiduciary duty arising under U.S. federal or state law or a similar material violation of any U.S. federal or state law (a "material violation"), all in accordance with the provisions of 17 CFR Part 205, as amended from time to time ("Part 205").

  •
  The Committee has the authority and the responsibility for the following matters:

  •
  The Committee shall adopt written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation under Part 205 (a "report").

  •
  Upon receipt of a report, the Committee shall:

  •
  inform the Company's chief legal officer/general counsel ("CLO") and chief executive officer unless such notification would be deemed by the Committee to be inappropriate; and

  •
  determine whether an investigation is necessary regarding any report of evidence of a material violation by the Company, its officers, directors, employees or agents.

  •
  If the Committee determines an investigation is necessary or appropriate, the Committee shall initiate an investigation, which may be conducted either by the CLO or by outside attorneys, or both.

  •
  At the conclusion of any such investigation, the Committee shall, unless it determines that no material violation has occurred, is ongoing or is about to occur and informs the Company as to such determination:

  •
  recommend that the Company implement an appropriate response to the evidence of a material violation, which appropriate response may include:

  •
  the adoption of appropriate remedial measures, including appropriate steps or sanctions to stop any material violations that are ongoing, to prevent any material violation that has yet to occur, and to remedy or otherwise appropriately address any material violation that has already occurred and to minimize the likelihood of its recurrence; or

  •
  retaining or directing an attorney to review the reported evidence of a material violation and either (i) implement any remedial recommendations made by such attorney after a reasonable investigation and evaluation of the reported evidence or (ii) consistent with advice from such attorney, assert a colorable defense on behalf of the Company or its officers, directors, employees or agents, in any investigation or judicial or administrative proceeding relating to the reported evidence of a material violation; and

  •
  inform the CLO, the CEO and the Board of the results of any such investigation initiated by the Committee and the appropriate remedial measures to be adopted.

  •
  The Committee may take all other appropriate action, including the authority to notify the Securities and Exchange Commission, if the Company fails in any material respect to implement an appropriate response that the Committee has recommended the Company to take.

Reporting to the Board

  •
  The Committee shall report to the Board periodically. This report shall include a review of any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company's independent auditors, the performance of the internal audit function, any funding requirements for the outside auditors, Committee and any advisors retained by the Committee to assist it in its responsibilities and any other matters that the Committee deems appropriate or is requested to be included by the Board.

  •
  At least annually, the Committee shall evaluate its own performance and report to the Board on such evaluation.

  •
  The Committee shall periodically review and assess the adequacy of this charter and recommend any proposed changes to the Nominating and Corporate Governance Committee.

Procedures

        The Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less frequently than quarterly. The Committee shall periodically meet in executive sessions, without management participation. The Chairman of the Committee, in consultation with the other committee members, shall determine the frequency and length of the committee meetings and shall set meeting agendas consistent with this charter.

        The Committee shall meet separately, periodically, with management, with internal auditors or other personnel responsible for the internal audit function and with the independent auditors.

        The Committee is authorized (without seeking Board approval) to retain special legal, accounting or other advisors and may request any officer or employee of the Company or the Company's outside counsel or independent auditors to meet with any members of, or advisors to, the Committee.

        The Committee may delegate its authority to subcommittees or the Chairman of the Committee when it deems appropriate and in the best interests of the Company. The Chairman of the Committee shall designate a person (who need not be a member of the Committee) to keep minutes of its meetings. A complete file of all Committee meeting materials and minutes will be retained by the Corporate Secretary of the Company.

Limitations Inherent in the Audit Committee's Role

        It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of management and the independent auditors. Furthermore, while the Audit Committee is responsible for reviewing the Company's policies and practices with respect to risk assessment and management, it is the responsibility of the CEO and senior management to determine the appropriate level of the Company's exposure to risk.

APPENDIX C

Amendment to the Articles of Incorporation of Westar Energy, Inc.

        Article XII shall be amended to read in its entirety as follows:

        Meetings of stockholders may be held within or without the State of Kansas. The books of the Corporation may be kept within or (subject to the applicable provisions of the laws of the State of Kansas) outside the State of Kansas at such place or places as may be from time-to-time designated by the Board.

        Subject to the rights of holders of Preferred Stock in accordance with Section A of Article IV, only persons who are nominated in accordance with the procedures set forth in this paragraph shall be eligible to be nominated as directors at any meeting of the stockholders of the Corporation. At any meeting of the stockholders of the Corporation, nominations of persons for election to the Board of Directors may be made (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who is a holder of record at the time of giving the notice provided for in this paragraph, who shall be entitled to vote at the meeting, and who complies with the notice procedures set forth in this paragraph. For a nomination to be properly brought before a stockholders' meeting by a stockholder, timely written notice shall be made to the Corporate Secretary of the Corporation. The stockholder's notice shall be delivered to, or mailed and received at, the principal office of the Corporation no less than 60 days nor more than 90 days prior to the meeting; provided, however, in the event that less than 45 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which the notice of the date of the meeting was mailed or the public disclosure was made; provided further however, notice by the stockholder to be timely must be received in any event not later than the close of business on the seventh day preceding the day on which the meeting is to be held. The stockholder's notice shall set forth (1) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required by applicable law (including the person's written consent to being named as a nominee and to serving as a director if elected), and (2) (a) the name and address, as they appear on the Corporation's books, of the stockholder, (b) a representation that the stockholder is a holder of record of the stock entitled to vote at the meeting on the date of the notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder. The stockholder shall also comply with all applicable requirements of the Securities and Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations thereunder with respect to the matters set forth in this paragraph. If the chairman of the meeting shall determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by this paragraph, the nomination shall not be accepted.

        At any meeting of the stockholders of the Corporation, only such business shall be conducted as shall have been brought before the meeting (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who is a holder of record at the time of giving the notice provided for in this paragraph, who shall be entitled to vote at the meeting, and who complies with the notice procedures set forth in this paragraph. For business to be properly brought before a stockholders' meeting by a stockholder, timely written notice shall be made to the Corporate Secretary of the Corporation. The stockholder's notice shall be delivered to, or mailed and received at, the principal office of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, in the event that less than 45 days notice or prior public disclosure of the date of

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the meeting is given or made to stockholders, notice by the stockholders to be timely must be received not later than the close of business on the tenth day following the day on which the notice of the date of the meeting was mailed or the public disclosure was made; provided further however, notice by the stockholder to be timely must be received in any event not later than the close of business on the seventh day preceding the day on which the meeting is to be held. The stockholder's notice shall set forth (1) a brief description of the business desired to be brought before the meeting and the reasons for considering the business, and (2) (a) the name and address, as they appear on the Corporation's books, of the stockholder, (b) a representation that the stockholder is a holder of record of the stock entitled to vote at the meeting on the date of the notice and intends to appear in person or by proxy at the meeting to present the business specified in the notice, and (c) any material interest of the stockholder in the proposed business. The stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this paragraph. If the chairman of the meeting shall determine and declare at the meeting that the proposed business was not brought before the meeting in accordance with the procedures by this paragraph, the business shall not be considered.

        The notice procedures set forth in this Article XII do not change or limit any procedures the Corporation may require in accordance with applicable law with respect to the inclusion of matters in the Corporation's proxy statement.

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ADMISSION TICKET

Please bring this ticket to the Annual Meeting.
Notice of Annual Meeting of Shareholders

WESTAR ENERGY, INC.

2005 Annual Meeting of Shareholders

        For the purpose of considering and acting upon the election of four Class III directors, the approval of an amendment to our articles of incorporation, the ratification and confirmation of the appointment of our independent registered public accounting firm, a shareholder proposal regarding the process for nomination of a director, and such other business as may properly come before the meeting or any adjournment thereof.

Tuesday, May 17, 2005
10:00 a.m. Central Daylight Saving Time
Sunflower Ballroom at The Maner Conference Center (Kansas Expocentre)
located at the Southeast corner of Seventeenth & Western
Topeka, Kansas

Please Admit	Non-Transferable

— Please fold and detach Admission Ticket here. —

You have the option to access future annual reports, proxy statements, and other proxy solicitation materials over the Internet, instead of receiving those documents in paper form. Participation is voluntary. If you give your consent, in the future when such material is available over the Internet, you will receive notification which will contain the Internet location where the material is available. The material will be presented in PDF format. There is no cost to you for this service other than any charges imposed by your Internet provider. Once you give your consent, it will remain in effect until you inform us otherwise in writing. You may revoke your consent, or request paper copies of the material, at any time by notifying Westar Energy's Shareholder Services in writing at PO Box 750320, Topeka, KS 66675-0320.

To give your consent, follow the prompts when you vote by telephone or over the Internet, or check the appropriate box located at the bottom of the attached proxy card when you vote by mail.

— Please fold and detach card at perforation before mailing. —
PROXY	WESTAR ENERGY, INC.	PROXY

All shares, including full and partial shares of stock credited to your Direct Stock Purchase Plan account, will be voted as directed by the shareholder. If no direction is given when the duly executed proxy is returned, such proxy will be voted as recommended by the Board of Directors.

The Board of Directors recommends a vote FOR the four nominees listed below.

1.	ELECTION OF DIRECTORS
(01)	Mollie H. Carter	(03)	James S. Haines, Jr.
(02)	Jerry B. Farley	(04)	Arthur B. Krause
☐	FOR all nominees listed.	☐	WITHHOLD authority to vote for all nominees listed	☐	FOR all nominees, except as marked to the contrary below:

To withhold authority to vote for any individual nominee, mark "FOR all nominees, except"
and write that nominee's name on the line below.

The Board of Directors recommends a vote FOR proposals 2 and 3.

2. AMENDMENT TO ARTICLES OF INCORPORATION THAT CHANGES THE NOTICE PERIOD FOR SUBMITTING SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINEES	FOR ☐	AGAINST ☐	ABSTAIN ☐
3. RATIFICATION AND CONFIRMATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2005	☐	☐	☐
The Board of Directors recommends a vote AGAINST proposal 4.
4. SHAREHOLDER PROPOSAL REGARDING THE PROCESS FOR NOMINATION OF A DIRECTOR	☐	☐	☐
☐	I/We consent to access future annual reports, proxy statements and other proxy soliciting material over the Internet as described above.
☐	I/We will attend the Annual Meeting to be held in Topeka, Kansas.
IMPORTANT—Please sign and date on the reverse side and return promptly.

Westar Energy, Inc. P.O. Box 750320 Topeka, KS 66675-0320	VOTE BY TELEPHONE Have your proxy card available when you call the Toll-Free number 1-800-542-1160 using a touch-tone telephone, and follow the simple instructions to record your vote.
VOTE BY INTERNET Have your proxy card available when you access the website www.votefast.com, and follow the simple instructions to record your vote.
VOTE BY MAIL Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, PO Box 1150, Pittsburgh, PA 15230.
VOTE BY TELEPHONE Call Toll-Free using a touch-tone telephone: 1-800-542-1160	VOTE BY INTERNET Access the Website and cast your vote: WWW.VOTEFAST.COM	VOTE BY MAIL Return your proxy in the postage-paid envelope provided.

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 11:59 p.m. Eastern Daylight Saving Time on Monday, May 16, 2005 in order to be counted in the final tabulation.

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Please sign and date this proxy where indicated below before mailing

— Please fold and detach card at perforation before mailing. —
PROXY	WESTAR ENERGY, INC.	PROXY

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on May 17, 2005.

James S. Haines, Jr., Mark A. Ruelle and Larry D. Irick, and each of them with full power to act alone and with full power of substitution, are hereby authorized to represent the undersigned at the Westar Energy, Inc. Annual Meeting of Shareholders to be held on May 17, 2005, or at any adjournment thereof, and to vote, as indicated on the reverse side, the shares of Common Stock and/or Preferred Stock which the undersigned would be entitled to vote if personally present at said meeting. The above named individuals are further authorized to vote such stock upon any other business as may properly come before the meeting, or any adjournment thereof, in accordance with their best judgment. This proxy also provides voting instructions to the plan administrator for shares held by the undersigned in the Westar Energy, Inc. 401(k) Employees' Savings Plan and the Employee Stock Purchase Plan.

Signature(s)
Signature(s)
Date: , 2005

Please sign exactly as your name appears to the left. Joint owners should each sign. When signing on behalf of a corporation or partnership or as attorney, executor, administrator, trustee or guardian, please give full title as such.

QuickLinks

HOW TO VOTE
HOW TO NOMINATE A DIRECTOR
ANNUAL MEETING ADMISSION
REDUCE MAILING COSTS
TABLE OF CONTENTS
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
ELECTION OF DIRECTORS (Item 1 on the Proxy Card)
Director Nominees Class III—Term Expiring in 2008
Continuing Directors Class I—Term Expiring in 2006
Class II—Term Expiring in 2007
Compensation of Non-Employee Directors
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT
BENEFICIAL OWNERSHIP OF VOTING SECURITIES
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
Equity Compensation Plan Information
Pension Plan Table
RELATED PARTY TRANSACTIONS AND LEGAL PROCEEDINGS
PERFORMANCE GRAPH
Cumulative Total Returns
AMENDMENT TO ARTICLES OF INCORPORATION (Item 2 on the Proxy Card)
RATIFICATION AND CONFIRMATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2005 (Item 3 on the Proxy Card)
SHAREHOLDER PROPOSAL (Item 4 on the Proxy Card)
ADDITIONAL INFORMATION
APPENDIX A
Annex A to Corporate Governance Guidelines
APPENDIX B
Membership
APPENDIX C